EXHIBIT 10.03

Confidential Treatment Requested

LIMITED LIABILITY COMPANY AGREEMENT

OF

US MOBILE HOLDINGS, LLC

a Delaware Limited Liability Company

		Page(s)
ARTICLE I DEFINITIONS AND INTERPRETATION		1
1.1	Definitions	1
1.2	Certain Interpretive Matters	13

ARTICLE II GENERAL PROVISIONS		14
2.1	Formation	14
2.2	Name of the Company	14
2.3	Principal Place of Business	14
2.4	Registered Office, Registered Agent	14
2.5	Purpose	14
2.6	Powers of the Company	15
2.7	Term	15
2.8	Qualification to do Business	15
2.9	No Liability to Third Parties	15
2.10	Intent	15
2.11	Default Rules Under the Delaware Act	16
2.12	Title to Property	16
2.13	Payments of Individual Obligations	16
2.14	Fiscal Year; Taxable Year	16

ARTICLE III MEMBERS AND COMPANY INTERESTS		16
3.1	Power of Members	16
3.2	Classes of Company Interests	16
3.3	Meetings of Members	17

ARTICLE IV INITIAL CAPITAL CONTRIBUTIONS, ADDITIONAL CAPITAL AND CAPITAL ACCOUNTS		18
4.1	Initial Capital Contributions	18
4.2	Units and Percentage Interests	18
4.3	Additional Capital	18
4.4	Additional Capital Defaults	19
4.5	Adjusted Percentage Interests	20
4.6	Member Debt	20

ARTICLE V REPRESENTATIONS AND WARRANTIES		21

ARTICLE VI MANAGEMENT; BOARD OF MANAGERS AND OFFICERS		22
6.1	Board of Managers	22
6.2	Appointment of Board of Managers	22
6.3	Removal; Vacancies	23
6.4	Committees	23
6.5	Meetings of the Board of Managers	24
6.6	Authority of Others to Act	25

-i-

(continued)

		Page(s)
6.7	Majority Board Consent	25
6.8	Unanimous Board Consent	26
6.9	Officers	28

ARTICLE VII DISTRIBUTIONS		28
7.1	Distributions	28
7.2	Withholding	30

ARTICLE VIII CALL RIGHTS OF THE FOX MEMBER		30
8.1	First Call Right	31
8.2	Second Call Right	31
8.3	Third Call Right	32
8.4	Accelerated Call Rights	32
8.5	Fair Market Value	33
8.6	Call Closing Matters	34
8.7	Additional Call Matters	35

ARTICLE IX PUT RIGHTS OF THE VERISIGN MEMBER		35
9.1	First Put Right	35
9.2	Second Put Right	36
9.3	Qualified Put IPO	36
9.4	Put Consideration	36
9.5	Put Closing Matters	37
9.6	Additional Put Matters	37

ARTICLE X TRANSFER RESTRICTIONS		38
10.1	Restriction on Transfers	38
10.2	Admission of New Members	38
10.3	Covenants	39
10.4	Distributions and Allocations in Respect of Transferred Company Interests	39
10.5	Termination	39

ARTICLE XI ADDITIONAL COVENANTS		40
11.1	Competition Matters	40
11.2	Non-Solicitation	41
11.3	Confidentiality	42
11.4	Public Offering	43

ARTICLE XII DISSOLUTION, LIQUIDATION AND TERMINATION OF COMPANY		43
12.1	Dissolving Events	43
12.2	Dissolution and Winding-Up	43
12.3	Distribution in Cash or in Kind	44
12.4	Termination	44

-ii-

(continued)

		Page(s)
12.5	Claims of the Members	44
12.6	Statements Upon Liquidation	45

ARTICLE XIII BOOKS OF ACCOUNT, RECORDS AND REPORTS		45
13.1	Books and Records of the Company	45
13.2	Reports	45
13.3	Tax Information to Members	45
13.4	Financial Information	45
13.5	Inspection Rights	46

ARTICLE XIV INDEMNIFICATION AND EXCULPATION		46
14.1	Indemnification; Exculpation	46
14.2	Exculpation and Indemnity of Members	49
14.3	Fiduciary Duty; Corporate Opportunity	49
14.4	Certain Expenses	50

ARTICLE XV ALLOCATIONS AND TAX MATTERS		50
15.1	Allocation of Profits and Losses	50
15.2	Tax Allocations	52
15.3	Other Allocation Rules	53
15.4	Allocation Savings Provision	53
15.5	Members’ Varying Interests	54
15.6	Tax Elections	54
15.7	Tax Matters Member	54
15.8	Tax Returns	56

ARTICLE XVI MISCELLANEOUS		56
16.1	Notices	56
16.2	Certificates Evidencing Interests	57
16.3	Amendments	57
16.4	Further Assurances	57
16.5	Successors and Assigns	57
16.6	Governing Law	57
16.7	Consent to Jurisdiction	57
16.8	Enforcement of Agreement	58
16.9	Severability	58
16.10	Publicity	58
16.11	Extension; Waiver	58
16.12	Remedies	58
16.13	Expenses	59
16.14	Entire Agreement; Construction	59
16.15	Counterparts; Electronic Signatures	59
16.16	Third Parties	59

-iii-

LIMITED LIABILITY COMPANY AGREEMENT

OF

US MOBILE HOLDINGS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is entered into as of this 31st day of January, 2007, by and among FOX US MOBILE HOLDINGS, INC. (the “Fox Member”), a Delaware corporation and a wholly-owned subsidiary of FOX ENTERTAINMENT GROUP, INC., a Delaware corporation (“Fox”), NEWS CORPORATION, a Delaware corporation (“News”), VERISIGN U.S. HOLDINGS, INC. (the “VeriSign Member”), a Nevada corporation and a wholly owned subsidiary of VERISIGN, INC., a Delaware corporation (“VeriSign”), and US MOBILE HOLDINGS, LLC (the “Company”), a Delaware limited liability company. The Fox Member and the VeriSign Member are each individually referred to herein as a “Member” and collectively as the “Members”.

W I T N E S S E T H:

WHEREAS, the Fox Member has formed the Company under the laws of the State of Delaware for the purpose of engaging in the business described herein;

WHEREAS, the Fox Member and the VeriSign Member, concurrently with the execution and delivery of this Agreement, are contributing certain tangible and intangible assets to the Company, pursuant to the terms and subject to the conditions set forth herein and in that certain Formation Agreement, dated as of January 29, 2007 (the “Formation Agreement”), by and among the Fox Member, the VeriSign Member, Fox and VeriSign Swissco;

WHEREAS, the Fox Member desires to admit the VeriSign Member to the Company; and

WHEREAS, the Members and the Company desire to enter into this Agreement to provide for the organization and management of the Company and such other matters as are more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Definitions.

(a) Capitalized terms used and not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Formation Agreement.

(b) The following capitalized terms used in this Agreement have the following meanings:

“Accelerated Call Exercise Date” has the meaning set forth in Section 8.4(b).

“Accelerated Call Option Exercise Notice” has the meaning set forth in Section 8.4(b).

“Accelerated Call Option Right” has the meaning set forth in Section 8.4(a).

“Accelerated Call Price” has the meaning set forth in Section 8.4(a).

“Additional Capital” means, collectively, each Additional Capital Contribution and each Additional Capital Loan.

“Additional Capital Contribution” has the meaning set forth in Section 4.3(a).

“Additional Capital Loan” has the meaning set forth in Section 4.3(a).

“Adjusted Capital Account Balance” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or portion thereof, after:

(i) crediting to such Capital Account any amounts that such Member is obligated to restore to the Company pursuant to Treas. Reg. § 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. § 1.704-2(g)(1) and (i)(5) after taking into account thereunder any changes during such Fiscal Year in Company Minimum Gain and in Member Nonrecourse Debt Minimum Gain; and

(ii) debiting from such Capital Account the items described in Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treas. Reg. § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” has the meaning set forth in Section 15.1(c).

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Upon Capital Contribution Amount” means Additional Capital Contributions from each Member of up to an aggregate amount (taking into account all Capital Contributions made by the Members to the Company and the Netherlands Joint Venture) of $[***] with up to $[***] of such amount from VeriSign and $[***] of such amount from Fox or News.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Agreed Upon Debt Financing Amount” means Capital Loans from each Member of up to an aggregate amount (taking into account all Capital Loans made by the Members to the Company and the Netherlands Joint Venture) of $[***] with up to $[***] of such amount from VeriSign and up to $[***] of such amount from Fox or News.

“Agreement” has the meaning set forth in the preamble.

“Annual Budget” has the meaning set forth in Section 6.7(e).

“Available Cash” means all cash on hand of the Joint Ventures from any and all sources other than Capital Contributions or proceeds of loans to the Joint Ventures.

“B-to-B Business” means (i) a business focused primarily on providing third party mobile content distribution, applications and supporting services to third parties, including, but not limited to, carriers (on deck), operators, OEMs, off-deck mobile service providers, media brands and enterprises, and (ii) any other “business-to-business” activities in the mobile space similar to the primary business currently conducted by VeriSign’s Mobile Content Services group. For illustrative purposes, B-to-B Business shall include solutions of the types deployed for [***],[***] and [***] (and following Closing VeriSign) [***] of such third party.

“Board of Managers” or the “Board” means the Managers appointed pursuant to Section 6.2 hereof.

“Business Day “ means any day (other than a day which is a Saturday, Sunday or a legal holiday in New York, New York or Berlin, Germany) on which banks are open for business in New York, New York and in Berlin, Germany.

“Call Option Closing” has the meaning set forth in Section 8.6.

“Call Option Closing Date” has the meaning set forth in Section 8.6.

“Capital Account” means an account to be maintained for each Member in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal (i) the amount of any cash contributed to the Company by or on behalf of such Member, (ii) the Gross Asset Value of any Property other than cash contributed to the Company by or on behalf of such Member, (iii) allocations to such Member of Company Profits, income or gain pursuant to Article XV, (iv) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member, and (v) any other item required to be credited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code and decreased by (w) the amount of any cash and the Gross Asset Value of Property other than cash that is distributed to such Member, all as may be determined in accordance with this Agreement, (x) allocations to such Member of Company Losses, deductions, Company Nonrecourse Deductions, or Member Nonrecourse Deductions pursuant to

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Article XV, (y) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company, and (z) any other item required to be debited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code. The Board may, upon the occurrence of one of the events described in subparagraph (b) of the definition of “Gross Asset Value” make the adjustments described in such subparagraph and in subparagraph (d) of the definition of “Profits” and “Losses” to reflect a revaluation of Company property. The Members’ respective Capital Accounts shall be determined and maintained at all times in accordance with all the provisions of Treas. Reg. § 1.704-1(b)(2)(iv) or any successor provision. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person.

“Capital Call” has the meaning set forth in Section 4.3(a).

“Capital Call Date” has the meaning set forth in Section 4.3(a).

“Capital Call Notice” has the meaning set forth in Section 4.3(a).

“Capital Contributions” means all cash and other property contributed to the Company by or on behalf of a Member or such Member’s predecessor in interest that is not a Capital Loan, including Initial Capital Contributions and Additional Capital Contributions.

“Capital Loan” means any debt financing, other than a Default Loan, extended by a Member to the Company pursuant to a Capital Call, including Additional Capital Loans.

“CEO” has the meaning set forth in Section 6.9(a).

“Certificate of Formation” means the certificate of formation of the Company as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

“Closing” has the meaning ascribed to such term in the Formation Agreement.

“Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

“Company” has the meaning set forth in the preamble.

“Company Interests” means the ownership and voting interest of a Member in the Company at any particular time, including the right of such Member to any and all distributions and any other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act, together with the obligations of such Member to comply with all the provisions of this Agreement and the Delaware Act.

“Company Minimum Gain” means the excess of the Nonrecourse Liabilities of the Company over the adjusted tax basis of property securing such liabilities. The amount of Company Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(d).

“Company Nonrecourse Deduction” means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Company Nonrecourse Liabilities. The amount of Company Nonrecourse Deductions shall be determined pursuant to Treas. Reg. § 1.704-2(c).

“Company Nonrecourse Liability” shall have the meaning set forth in Treas. Reg. §§ 1.704-2(b) and 1.752-1(a)(2).

“Company Tax Items” has the meaning set forth in Section 15.2.

“Competing Business” has the meaning set forth in Section 11.1(a).

“Confidential Information” has the meaning set forth in Section 11.3.

“Content Sublicense Agreement” means the Content Sublicense Agreement dated as of the date of this Agreement between the Company and VeriSign, Inc.

“Default Loan” has the meaning set forth in Section 4.3(b).

“Default Rule” means a provision of the Delaware Act that would apply to the Company unless otherwise provided in, or modified by, this Agreement.

“Defaulting Member” has the meaning set forth in Section 4.3(b).

“Delaware Act” means the Delaware Limited Liability Company Act, as amended.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined in the manner described in Treas. Reg. § 1.704-1(b)(2)(iv)(g)(3) if an election is made by the Company to use the “traditional allocation method” described in Treas. Reg. § 1.704-3(b).

“DGCL” means the Delaware General Corporation Law, as amended and supplemented from time to time.

“Direct-to-Consumer Business” means (i) the operation of on-deck or off-deck “direct-to-consumer” mobile businesses of the Company, including content development, pricing, advertising, merchandising and marketing of mobile services or websites (whether Jamba!-branded, Mobizzo-branded, Company-branded, News or News Affiliate-branded or new-branded), and (ii) any other “direct-to-consumer” activities in the mobile space similar to the primary business currently conducted by Jamba! or Mobizzo. For illustrative purposes, Direct-to-Consumer Business shall include [***].

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“EBITDA” has the meaning set forth in the MySpace Mobile Storefront/M-Commerce Agreement.

“Equity Securities” means (i) any Unit, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Unit (including any option to purchase such convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Unit, interest or other security, (iv) any such warrant or right or (v) any security issued in exchange for, upon conversion of or with respect to any of the foregoing securities in connection with a Recapitalization or otherwise.

“Excess Cash” has the meaning set forth in Section 7.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” has the meaning set forth in Section 8.5.

“First Call Exercise Date” has the meaning set forth in Section 8.1(b).

“First Call Option Exercise Notice” has the meaning set forth in Section 8.1(b).

“First Call Option Right” has the meaning set forth in Section 8.1(a).

“First Call Price” has the meaning set forth in Section 8.1(a).

“First Put Exercise Date” has the meaning set forth in Section 9.1(b).

“First Put Option Exercise Notice” has the meaning set forth in Section 9.1(b).

“First Put Option Right” has the meaning set forth in Section 9.1(a).

“First Put Price” has the meaning set forth in Section 9.1(a).

“Fiscal Year” means a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year; provided, however, that the last such Fiscal Year shall be the period beginning on the day following such Sunday nearest to June 30 in which the final Liquidation and termination of the Company is completed and ending on the date such final Liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period.

“Formation Agreement” has the meaning set forth in the Recitals.

“Fox” has the meaning set forth in the Preamble.

“Fox Member” has the meaning set forth in the Preamble.

“Fox-Netherlands Mobile Holdings” means Fox-Netherlands Mobile Holdings, B.V., a Netherlands B.V. and a wholly owned subsidiary of the Fox Member.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Gateway Services Agreement” has the meaning ascribed to such term in the Formation Agreement.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution, as determined by the Board or, as to the Initial Capital Contributions, as determined in Section 4.1;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as of the following times: (A) the acquisition of additional Units in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property (including cash) as consideration for Units in the Company; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (D) the adjustment of the Members’ Percentage Interests pursuant to Section 4.5; and (E) the occurrence of any other event with respect to which a revaluation of Company assets is permitted under Regulations Section 1.704-1(b)(2)(iv)(f); provided, that an adjustment described in clauses (A), (B), (D) or (E) of this paragraph shall be made only if the Board reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(c) The Gross Asset Value of any Company asset distributed to any Member shall be equal to the gross fair market value of such asset on the date of distribution, as determined by the Board; and

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of “Profits” and “Losses”; provided, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Indemnification Claim” has the meaning ascribed to such term in the Formation Agreement.

“Initial Capital Contributions” has the meaning set forth in Section 4.1.

“Initial Funding Price” shall mean $[***] per Unit.

“Intellectual Property” has the meaning ascribed to such term in the Formation Agreement.

“Jamba!” means VeriSign Germany Holding GmbH, a German limited liability company, and its Subsidiaries.

“Joint Ventures” means the Company and the Netherlands Joint Venture.

“Liquidation” means the liquidation, dissolution or winding up of the Company, or of such of the Company’s subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Company and its subsidiaries taken as a whole. The term “Liquidate” shall have an analogous meaning.

“Majority in Interest” means, unless the context otherwise requires, a majority of the Percentage Interests of the Members.

“Manager” has the meaning set forth in Section 6.2.

“Member” has the meaning set forth in the preamble.

“Member Nonrecourse Debt” means any Company liability to the extent the liability is nonrecourse for purposes of Treas. Reg. § 1.1001-2, and a Member (or related Person (within the meaning of Treas. Reg. § 1.752-4(b))) bears the economic risk of loss under Treas. Reg. § 1.752-2 because, for example, the Member (or related Person) is the creditor or a guarantor. The determination of whether a Company liability constitutes a Member Nonrecourse Debt shall be made in accordance with Treas. Reg. § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treas. Reg. § 1.704-2(i)(2), which generally defines “Member Nonrecourse Debt Minimum Gain” as the Company Minimum Gain attributable to Member Nonrecourse Debt. The amount of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(i)(3).

“Member Nonrecourse Deductions” means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt. The amount of Member Nonrecourse Deductions shall be determined pursuant to Treas. Reg. § 1.704-2(i)(2).

“Mobizzo” means, subject to Section 2.4 of the Formation Agreement, Mobizzo, Inc., a Delaware corporation, and its Subsidiaries.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“MySpace” means MySpace, Inc., a Delaware corporation, and its Subsidiaries.

“MySpace Mobile Storefront/M-Commerce Agreement” has the meaning ascribed to such term in the Formation Agreement.

“Netherlands GP” means Jamba Netherlands Mobile Holdings GP B.V., a Netherlands B.V.

“Netherlands Joint Venture” means Netherlands Mobile Holdings, C.V., a Netherlands C.V.

“Netherlands Joint Venture Call Option” means the call option of the Fox Member, or its Affiliate, pursuant to Article VIII of the Joint Venture Agreement for the Netherlands Joint Venture.

“Netherlands Joint Venture Call Option Closing Date” means the date of the closing of the exercise of the applicable call option right by the Fox Member, or its Affiliate, under the Joint Venture Agreement for the Netherlands Joint Venture.

“Netherlands Joint Venture Put Option” means the put option of the VeriSign Member, or its Affiliate, pursuant to Article IX of the Joint Venture Agreement for the Netherlands Joint Venture.

“Netherlands Joint Venture Put Option Closing Date” means the date of the closing of the exercise of the applicable put option right by the VeriSign Member, or its Affiliate, under the Joint Venture Agreement for the Netherlands Joint Venture.

“News” means News Corporation, a Delaware corporation, and its Subsidiaries.

“Non-Defaulting Funding Member” has the meaning set forth in Section 4.3(b).

“Non-Defaulting Member” has the meaning set forth in Section 4.3(b).

“Notice Member” has the meaning set forth in Section 15.7(e).

“Operating Agreement” has the meaning ascribed to such term in the Formation Agreement.

“Percentage Interest” means, with respect to a Member, a fraction, expressed as a percentage, the numerator of which is the number of outstanding Units held by such Member at the time of determination and the denominator of which is the total number of outstanding Units at the time of determination.

“Permitted Transferees” has the meaning set forth in Section 10.1(b).

“Person” or “person” means any individual, organization, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, estate, association, governmental entity or other legal entity or organization.

“Profits” or “Losses” means, for each Fiscal Year or portion thereof, the Company’s taxable income or taxable loss for such Fiscal Year, as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income of loss;

(b) Any expenditures of the Company described in Sections 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i), and which are not otherwise taken into account in computing such Profits or Losses, shall be subtracted from such taxable income or loss;

(c) To the extent an adjustment to the adjusted tax basis of any item of Property pursuant to Code Section 734(b) is required, pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits of Losses;

(d) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(e) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(f) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

(g) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 15.1(b) hereof shall not be taken into account in computing Profits or Losses.

“Prohibited Period” has the meaning set forth in Section 11.1(a).

“Put Consideration” has the meaning set forth in Section 9.4.

“Put Exercise Date” has the meaning set forth in Section 9.3.

“Put Option Closing” has the meaning set forth in Section 9.5.

“Put Option Closing Date” has the meaning set forth in Section 9.5.

“Qualified IPO” means an underwritten sale to the public, on a firm commitment basis, of the Company’s Equity Securities (or its successor’s equity securities) pursuant to an effective registration statement filed with the SEC on Form S-1 or F-1 (or any successor form adopted by the SEC) and after which the Company’s Equity Securities (or its successor’s equity securities) are listed and admitted for trading on an internationally recognized stock exchange or interdealer quotation system; provided, that a Qualified IPO shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing security holders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the SEC).

“Qualified Put IPO” means a Qualified IPO that results in (i) a market capitalization for the Company or its successor in excess of $[***] (based on the initial public offering price per share) and (ii) at least $[***] of net proceeds to the VeriSign Member.

“Recapitalization” has the meaning set forth in Section 11.4.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

“Regulatory Allocations” means the allocations described in Sections 15.1(c)(i)-(vi) (Company Minimum Gain chargeback, Member Nonrecourse Debt Minimum Gain chargeback, Qualified Income Offset, gross income allocation, Company Nonrecourse Deductions, and Member Nonrecourse Deductions, respectively).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Call Exercise Date” has the meaning set forth in Section 8.2(b).

“Second Call Option Exercise Notice” has the meaning set forth in Section 8.2(b).

“Second Call Option Right” has the meaning set forth in Section 8.2(a).

“Second Call Price” has the meaning set forth in Section 8.2(a).

“Second Put Exercise Date” has the meaning set forth in Section 9.2(b).

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Second Put Option Exercise Notice” has the meaning set forth in Section 9.2(b).

“Second Put Option Right” has the meaning set forth in Section 9.2(a).

“Second Put Price” has the meaning set forth in Section 9.2(a).

“Secondary B-to-B Business Services” has the meaning set forth in Section 11.1(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” has the meaning ascribed to such term in Rule 12b-2 the General Rules and Regulations under the Exchange Act.

“Tax Distribution Amount” has the meaning set forth in Section 7.1(b).

“Tax Distribution Date” has the meaning set forth in Section 7.1(b).

“Tax Matters Member” has the meaning set forth in Section 15.7; provided, however, that for the purposes of this Agreement, “Tax Matters Member” shall mean the Fox Member, regardless of whether or not the Company makes the election described in Section 6231(a)(1)(B)(ii) of the Code.

“Technology License Agreement” has the meaning ascribed to such term in the Formation Agreement.

“Third Call Exercise Date” has the meaning set forth in Section 8.3(b).

“Third Call Option Exercise Notice” has the meaning set forth in Section 8.3(b).

“Third Call Option Right” has the meaning set forth in Section 8.3(a).

“Third Call Price” has the meaning set forth in Section 8.3(a).

“Transfer” or “Transferred” means any sale, transfer, exchange, assignment, pledge, hypothecation or gift of or any contract for the foregoing or any voting trust or other agreement or arrangement respecting voting rights or any beneficial interest in any Units.

“Transition Services Agreement for Jamba Services” has the meaning ascribed to such term in the Formation Agreement.

“Transition Services Agreement for VeriSign Services” has the meaning ascribed to such term in the Formation Agreement.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Unanimous Board Consent” has the meaning set forth in Section 6.8.

“Units” means an ownership interest in the Company that is designated as a Unit at the time of issuance by the Company to a Member in accordance with the terms of this Agreement, including any and all benefits to which the holder of such Unit may be entitled as provided in this Agreement and the Delaware Act, together with all obligations of such holder to comply with the terms and provisions of this Agreement and the Delaware Act.

“VeriSign Control” means (a) beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) by a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting securities of VeriSign on a fully diluted basis; or (b) the ability, directly or indirectly, to appoint a majority of the members of the board of directors, managers or other voting members of the governing body of VeriSign; or (c) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of VeriSign, whether through the ownership of voting securities, by contract or otherwise.

“VeriSign Member” has the meaning set forth in the preamble.

“VeriSign Netherlands” means VeriSign Mobile Holdings B.V., a Dutch private limited liability company and a wholly owned indirect Subsidiary of VeriSign.

1.2 Certain Interpretive Matters.

(a) Unless the context of this Agreement otherwise requires:

(b) words of any gender include each other gender;

(c) words using the singular or plural number also include the plural or singular number, respectively;

(d) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement;

(e) all references herein to “Articles” or “Sections” are to Articles or Sections of this Agreement;

(f) the term “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and

(g) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(h) The Table of Contents, headings and other titles contained herein are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or any particular Article or Section hereof.

ARTICLE II

GENERAL PROVISIONS

2.1 Formation.

(a) The Company was formed as a limited liability company pursuant to the Delaware Act by the filing, on December 22, 2006, of the Certificate of Formation with the Secretary of State of the State of Delaware.

(b) The designation of Jamie Samson as an authorized person within the meaning of the Delaware Act and the actions taken by such person in causing the Certificate of Formation to be executed, delivered and filed with the Secretary of State of the State of Delaware on December 22, 2006, are hereby ratified, adopted and approved. Subject to Section 6.7(b) and Section 6.8, the CEO is hereby authorized to execute, deliver, file and record all such other certificates and documents, including amendments to or restatements of the Certificate of Formation, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

(c) The Members hereby agree to the continuation of the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and this Agreement and agree that the rights, duties and liabilities of the Members shall be as provided in this Agreement, except as otherwise required by the Delaware Act. This Agreement shall be effective as of the date hereof.

2.2 Name of the Company. The name of the Company is U.S. Mobile Holdings, LLC. The business of the Company may be conducted under such other names as the Board may from time to time designate, provided that the Company complies with all relevant state laws relating to the use of fictitious and assumed names.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at 345 North Maple Drive, Suite 353, Beverly Hills, California 90210. The location of the Company’s principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

2.4 Registered Office, Registered Agent. The Company’s registered agent and office in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

2.5 Purpose.

(a) The purpose of the Company is, and the nature of the business to be conducted and promoted by the Company is, to be primarily engaged in providing Direct-to-Consumer Business services under one or more brands owned or controlled by the Company

(including “Jamba!”, “Jamster” and “Mobizzo”) and, although not the primary purpose of the Company, the Company may engage in strategic partnerships with third parties (including News, Affiliates of News and international mobile carriers) to provide the operation or management of the retail operations or other on-deck or off-deck “direct to consumer” mobile businesses of such third parties, in each case, together with all related acts or activities necessary or incidental to the furtherance thereof, as well as any other business that the Board may determine at any time, and from time to time, to conduct; provided, however, that the Company shall not change the scope of its business such that its primary purpose is no longer conducting a Direct-to-Consumer Business unless approved by Unanimous Board Consent pursuant to Section 6.8(a)(ii).

(b) Other than as set forth in the Technology License Agreement, the Content Sublicense Agreement, the Transition Services Agreement between the Company and Jamba Service GmbH and the Transition Services Agreement for Jamba Services, the Company shall not, unless approved by Unanimous Board Consent, be under any obligation to (i) support the B-to-B Business of VeriSign, including any technical, service or other support, (ii) license or sub-license any content to VeriSign, or (iii) license the “Jamba!” name or any other Intellectual Property to VeriSign.

2.6 Powers of the Company. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.5.

2.7 Term. The term of the Company commenced on the date of the initial filing of the Certificate of Formation with the Secretary of State of the State of Delaware. The Company may be terminated in accordance with the terms and provisions hereof and shall continue unless and until dissolved as provided in Article X. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

2.8 Qualification to do Business. Any authorized person of the Company may execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.9 No Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

2.10 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a partnership for federal, state and local, as applicable, income tax purposes. The Company shall take all appropriate actions to ensure that the Company will be treated as a partnership for federal, state and local income tax purposes, including the making of available tax elections. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code, or for any purposes other than tax purposes. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.10.

2.11 Default Rules Under the Delaware Act. Regardless of whether this Agreement specifically refers to a particular Default Rule:

(a) If any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and such Default Rule is hereby modified or negated accordingly.

(b) If it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, such Default Rule is hereby modified or negated accordingly.

2.12 Title to Property. All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in its individual name, and each Member’s interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.

2.13 Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of any Member.

2.14 Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting and tax purposes shall mean a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year.

ARTICLE III

MEMBERS AND COMPANY INTERESTS

3.1 Power of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company and the Members shall have no right to reject, overturn, override, veto or otherwise approve or pass judgment upon any action taken by the Board or an authorized officer of the Company, unless and then only to the extent that, (i) this Agreement shall expressly provide therefor, (ii) such approval or consent shall be required by non-waivable provisions of the Delaware Act or (iii) the Board shall determine that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power to bind the Company. Except as may otherwise be provided by the Delaware Act, this Agreement or the Certificate of Formation, the affirmative vote of the Members holding a Majority in Interest shall be required for action by the Members.

3.2 Classes of Company Interests. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Company shall have one class of ownership interests designated as “Units”.

3.3 Meetings of Members.

(a) Meetings; Notice of Meetings. Meetings of the Members, including any special meeting, may be called by the Board from time to time. Notice of any such meeting shall be given to all Members not less than five (5) nor more than thirty (30) Business Days prior to the date of such meeting and shall state the location, date and hour of the meeting and the agenda for the meeting. Meetings shall be held at the location (within or without the State of Delaware) at the date and hour set forth in the notice of the meeting.

(b) Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Quorum. Except as otherwise required by the Delaware Act, by the Certificate of Formation or this Agreement, the presence in person or by proxy of the holders of record of a Majority in Interest shall constitute a quorum for the transaction of business at such meeting.

(d) Voting. If the Board has fixed a record date, every holder of record of Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each such Unit outstanding in such Member’s name at the close of business on such record date. If no record date has been so fixed, then every holder of record of such Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Unit outstanding in his name on the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by the Delaware Act, the Certificate of Formation or this Agreement, the vote of a Majority in Interest at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

(e) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member’s attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f) Organization. Each meeting of Members shall be conducted by such Person as the Board may designate.

(g) Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, upon five (5) days prior written notice to all Members (unless such notice has been waived in writing by each Member failing to receive notice, whether prior to or after such action has been consented to) and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Interest and the writing or writings (including any waivers of notice) filed with the minutes of the proceedings of Members. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

ARTICLE IV

INITIAL CAPITAL CONTRIBUTIONS, ADDITIONAL CAPITAL AND CAPITAL ACCOUNTS

4.1 Initial Capital Contributions. Contemporaneously with the execution of this Agreement, and pursuant to the terms and conditions of the Formation Agreement, the Members have made the Capital Contributions to the Company (collectively, the “Initial Capital Contributions”) set forth in Section 2.5 of the Formation Agreement. The respective Gross Asset Values of such Initial Capital Contributions are acknowledged and agreed by the Members and the Board as set forth in Schedule A hereto and will be credited to the applicable Members’ respective Capital Accounts pursuant to this Agreement.

4.2 Units and Percentage Interests. The Members in the aggregate shall own all of the Units in the Company. In connection with the Initial Capital Contributions, the Company shall issue to each Member the number of initial Units set forth on Schedule A hereto. Such Units shall represent, subject to adjustment pursuant to Section 4.5, the following initial Percentage Interest of each Member in the Company:

Member	Percentage Interest
Fox Member	51%
VeriSign Member	49%

4.3 Additional Capital.

(a) In the event the Board approves a request for additional capital from the Members, either in the form of a Capital Loan or Capital Contribution (a “Capital Call”), in accordance with Section 6.7(b) or Section 6.8(a), as the case may be, the Company shall request by written notice that the Members contribute to the Company such additional capital, in proportion to their respective Percentage Interests, as authorized by the Board on not less than five (5) Business Days’ prior notice to the Members or such lesser period as the Members may agree. The notice (the “Capital Call Notice”) shall be sent to all Members and (A) in the case of a Capital Contribution, shall specify (i) the amount of funds to be contributed by each Member, which shall be in proportion to the respective Percentage Interests of the Members determined, in each case, as of the date immediately prior to the Capital Call (each, an “Additional Capital Contribution”), (ii) the date on which funds are to be provided (the “Capital Call Date”) and (iii) the account of the Company to which such funds are to be transmitted, and (B) in the case of a Capital Loan, shall specify (i) the amount of funds to be lent by each Member, which shall be in proportion to the respective Percentage Interests of the Members determined, in each case, as of the date immediately prior to the Capital Call (each, an “Additional Capital Loan”), (ii) the Capital Call Date, (iii) the terms and conditions of such Additional Capital Loan, including the interest rate and maturity date thereof, which shall be identical (other than with respect to amount) for each Member and (iv) the account of the Company to which such funds are to be transmitted. Unless otherwise agreed by the Members, all Additional Capital shall be in cash or immediately available funds. Additional Capital Loans shall be deemed to have been made on the same date if a Member shall have funded such Additional Capital Loan on or before the Capital Call Date.

(b) For so long as any Capital Loans remain outstanding, and after payment in full of all principal of, and accrued but unpaid interest on, any Cash Shortfall Loan, all amounts otherwise available for distribution from the Company to the Members (whether before or after the Liquidation of the Company) shall be paid to the Members, if at all, first to repay such Capital Loans until the principal amount thereof and all interest accrued thereon have been paid in full to the lending Members. Payments in respect of any Capital Loans will be applied in the order that such Capital Loans were made, and all payments will be applied first to accrued but unpaid interest and then to reduce the outstanding principal amount of such Capital Loan. Any Capital Loans shall become automatically and immediately due and payable by the Company upon the sale of the VeriSign Member’s Units pursuant to Article VIII or Article IX hereof. Any Capital Loan shall be prepayable, together with accrued but unpaid interest, in whole or in part at any time without premium or penalty.

(c) No Capital Calls may be made by the Company after the delivery of a First Call Exercise Notice, a First Put Option Exercise Notice or a Second Put Option Exercise Notice without Unanimous Board Consent.

(d) Notwithstanding anything in this Agreement to the contrary, a Capital Contribution or Capital Loan shall not count towards the computation of the Agreed Upon Capital Contribution Amount or the Agreed Upon Debt Financing Amount if such Capital Contribution or Capital Loan (or the Capital Call Notice therefor) occurs substantially concurrently with a distribution by the Company or the Netherlands Joint Venture of an amount in cash that corresponds with the amount of the Capital Call in question.

4.4 Additional Capital Defaults.

(a) If any Member (the “Defaulting Member”) fails to contribute all or any portion of its Additional Capital within three (3) Business Days of the applicable Capital Call Date, the Company shall promptly notify the Members of such failure to contribute and provide the Defaulting Member with ten (10) Business Days following such notice to cure such default. If the Defaulting Member fails to cure such default within such ten (10) Business Day period, the other Member, provided that it has contributed its full share of the applicable Additional Capital (the “Non-Defaulting Member”), may, at its option, with written notice within three (3) Business Days following the failure to cure during the aforementioned ten (10) Business Day period the default of the Defaulting Member, contribute all or any portion of the Additional Capital to have been funded by the Defaulting Member as Additional Capital of such Non-Defaulting Member in the form, at its option, of (i) an Additional Capital Contribution or (ii) a loan between such Non-Defaulting Member and the Company (“Default Loan”), and, in the case of a Default Loan, having a principal amount equal to the portion of such Additional Capital being funded by such

Non-Defaulting Member and on such other terms as the Board and such Non-Defaulting Member shall agree, including with respect to interest rate and maturity (in each case, such Non-Defaulting Member that funds pursuant to (i) or (ii) above, a “Non-Defaulting Funding Member”).

(b) For so long as any Default Loan remains unpaid, all distributions from the Company that otherwise would be made to the Defaulting Member (whether before or after the Liquidation of the Company) instead shall be paid to the Non-Defaulting Funding Member (and applied against the Default Loan) until the Default Loan and all interest accrued thereon have been paid in full to the Non-Defaulting Funding Member. For the avoidance of doubt, no payment to the Non-Defaulting Funding Member in accordance with the preceding sentence shall be deemed to be a distribution to the Non-Defaulting Funding Member under Section 7.1 hereof. Payments in respect of any Default Loan will be applied in the order that such loans were made, and all payments will be applied first to accrued but unpaid interest and then to reduce the outstanding principal amount of the Default Loan. A Default Loan shall become automatically and immediately due and payable by the Defaulting Member, and any amounts remaining unpaid under such Default Loan shall constitute a general obligation of the Defaulting Member, upon the earliest of: (i) the sale of the Defaulting Member’s Units pursuant to Article VIII or Article IX hereof, however, the amount of any outstanding principal and interest of any Default Loan shall not be taken into account in determining the Fair Market Value of the VeriSign Member’s Units; (ii) the Liquidation of the Company; (iii) the filing for bankruptcy or insolvency proceedings by or against the Defaulting Member; and (iv) the two (2) year anniversary of the date on which such Default Loan was made. Any Default Loan shall be prepayable, together with accrued but unpaid interest, by the Defaulting Member in whole or in part at any time without premium or penalty.

4.5 Adjusted Percentage Interests. Following each Additional Capital Contribution and Additional Capital Loan, the respective Units and Percentage Interests of the Members shall be calculated as follows: (i) additional Units shall be issued to each Member (including, if applicable, to a Non-Defaulting Funding Member) equal in number to the amount of each Member’s respective Additional Capital (if any, in the case of a Defaulting Member) divided by the Initial Funding Price, and (ii) each Member’s Percentage Interest shall be adjusted based on the aggregate number of Units held by each such Member relative to the total number of Units outstanding, in each case after giving effect to any issuances pursuant to this Section 4.5(a) (it being understood that if no Member is a Defaulting Member in respect of such Additional Capital, each Member’s Percentage Interest shall remain the same as prior to the making of such Additional Capital); provided, however, that no additional Units shall be issued in respect of any Additional Capital made by a Non-Defaulting Funding Member in the form of a Default Loan pursuant to Section 4.4(a)(ii) above. The parties agree that Schedule A shall be amended to reflect any such issuances of Units and/or any adjustments to the Member’s respective Percentage Interests.

4.6 Member Debt.

(a) If the capital requirements of the Company cannot be satisfied in accordance with the provisions of Section 4.3 hereof, any Member may provide funding to the Company in the form of unconvertible loans (including secured or unsecured and subordinated or unsubordinated debt), on such terms as the Board and such Member may agree, including without limitation with respect to interest rate and maturity, provided, that all Members are allowed to participate in extending such indebtedness pro rata in proportion to their respective Percentage Interests and upon equal terms, provided, further, that (i) any such debt shall not result in the issuance of additional Units or be taken into account in any adjustment of Percentage Interests and (ii) any such debt shall be subordinated in all respects to any Default Loans, Cash Shortfall Loan and Additional Capital Loans. Notwithstanding the foregoing, in the event that the Board determines the Company is in need of additional capital, the Board shall seek to obtain such capital for the Company through Capital Calls prior to causing the Company to incur any indebtedness from third parties.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants to each other Member as follows:

5.1 Such Member has the power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement constitutes the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms except as enforcement may be limited by laws governing bankruptcy, insolvency and similar matters and by general principles of equity.

5.2 The execution, delivery and performance of such Member’s obligations hereunder by such Member do not conflict with, violate, or constitute a breach or default in any material respect under any law, regulation, judicial or administrative order, contract, indenture or other agreement to which such Member is a party or subject or by which it may be bound.

5.3 There is not pending or, to the Knowledge of such Member, threatened or pending against such Member any claim, suit, action or governmental proceeding, that would, if adversely determined, materially impair the ability of such Member to perform its obligations hereunder.

5.4 Such Member is acquiring the Company Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof. Such Member agrees that it will not, directly or indirectly, Transfer any of the Company Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Company Interests) or any interest therein or any rights relating thereto or offer to Transfer any of the Company Interests, except in compliance with the Securities Act, all applicable state securities or “blue sky” laws and this Agreement, as the same may be amended from time to time. Any attempt by a Member, directly or indirectly, to Transfer, or offer to Transfer, any Company Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement, shall be null and void and of no effect.

5.5 (a) Such Member’s financial situation is such that such Member can afford to bear the economic risk of holding the Company Interests for an indefinite period and (b) such Member can afford to suffer the complete loss of such Member’s investment in the Company Interests.

5.6 (a) Such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Company Interests and to obtain any additional information from the Company that such Member deems necessary, (b) such Member’s knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Company Interests and (c) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Member represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company, (ii) such Member has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (iii) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company. For purposes of this Section 5.6, the Company includes each of the businesses to be acquired by the Company, if any. Such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such customary certificates to that effect as the Board may reasonably request.

ARTICLE VI

MANAGEMENT; BOARD OF MANAGERS AND OFFICERS

6.1 Board of Managers. Except for situations in which the consent of the Members is expressly required by this Agreement or by the Delaware Act, the business and affairs of the Company shall be managed by or under the direction of its Board of Managers. The Board of Managers shall act as a manager pursuant to Section 18-402 of the Delaware Act.

6.2 Appointment of Board of Managers. The Board of Managers shall initially consist of seven (7) representatives (each representative, a “Manager”), who shall be appointed as follows:

(a) The Fox Member shall be entitled to appoint four (4) Managers, one of whom shall be the CEO (the “Fox Managers”). The Fox Member hereby initially appoints Lucy Hood, Peter Chernin, Dave DeVoe Jr. and Anthea Disney as Managers of the Company.

(b) The VeriSign Member shall be entitled to appoint three (3) Managers (the “VeriSign Managers”). The VeriSign Member hereby initially appoints Stratton Sclavos, Dana Evan and John Donovan as Managers of the Company.

(c) The Chairman of the Board of Managers shall preside at all meetings of the Board of Managers and the Members; provided, that in the absence of the Chairman, such meetings shall be chaired by a Manager selected by a majority of the Board of Managers attending such meeting. The Chairman shall be a Manager designated by the Fox Member and approved by a majority of the Board of Managers. In the event of a vacancy in the office of Chairman, such vacancy shall be filled by a Manager designated by the Fox Member and approved by a majority of the Board of Managers.

(d) Each Member shall cooperate and take all actions necessary, including, if applicable, voting at any meeting of Members, in support of the appointment and/or removal of the respective Managers of each Member appointed as set forth in this Section 6.2.

(e) In the event the Fox Member’s Percentage Interest and the VeriSign Member’s Percentage Interest each is fifty percent (50%), then each Member shall be entitled to appoint an equivalent number of Managers. In the event that the Fox Member’s Percentage Interest drops below fifty percent (50%), the Fox Member shall only be entitled to appoint three (3) Managers and the VeriSign Member shall be entitled to appoint four (4) Managers.

6.3 Removal; Vacancies

(a) Any Manager appointed hereunder (i) shall serve until his earlier resignation, death, retirement, disability or removal and (ii) may be removed from the Board (and thereupon from all committees of the Board) at the written direction of the Member who appointed such Manager in accordance with Section 6.2. Notwithstanding the foregoing, any Manager may be removed for cause (it being understood that “cause” for removal under this Section 6.3 shall be determined in accordance with the laws of the State of Delaware) by the Board.

(b) In the event that any Manager appointed to serve on the Board hereunder is removed in accordance with Section 6.3(a) or for any other reason ceases to serve as Manager of the Board or any committee thereof, the resulting vacancy on the Board or committee thereof shall be filled by the Member who has the right to appoint such Manager in accordance with Section 6.2.

6.4 Committees.

(a) The Board may at any time and from time to time establish such committees of the Board for such purposes as the Board shall determine. The membership of such committees shall include Managers appointed by the Fox Member and Manager(s) appointed by the VeriSign Member reflecting the Fox Member’s and the VeriSign Member’s representation on the Board of Managers, respectively, provided, each such committee shall include at least one Manager appointed by the VeriSign Member and at least one Manager appointed by the Fox Member.

(b) Except as otherwise provided herein or required by the Delaware Act, each committee of the Board may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, provided, that (i) notice of the date, time and place of all meetings and the agenda for such meetings shall be given to all committee members within a reasonable period of time in advance of such meeting to enable a committee member to attend such meeting, including orally, by telephone, by facsimile, in writing or by other similarly timely means of communication, and in any case shall be sufficient if sent by overnight mail or facsimile at least five (5) days prior to such meeting, addressed to a committee member’s usual or last known place of business or residence; (ii) one-half of the committee members shall constitute a quorum; (iii) all matters to be decided upon at the meeting shall be determined by a majority vote of the committee members present; and (iv) action may be taken by any committee without a meeting, upon five (5) days prior written notice to all Managers (unless such notice has been waived in writing by each committee member failing to receive notice, whether prior to or after such action has been consented to) and without a vote, if a majority of such committee members consent thereto in writing, and the writing or writings (including any waivers of notice) are filed with the minutes of the proceedings of such committee.

6.5 Meetings of the Board of Managers.

(a) Place of Meetings. Meetings of the Board of Managers may be held in or outside of the State of Delaware as determined by the Board.

(b) Quorum; Acts of the Board; Action by Consent. At all meetings of the Board a majority of the Managers then constituting the full Board shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, upon five (5) days prior written notice (unless such notice has been waived in writing by each Manager failing to receive notice, whether prior to or after such action has been consented to) and without a vote, if a majority of the Managers of the Board (or if such action is taken pursuant to Section 6.8(a), all of the Managers of the Board) consent thereto in writing, and the writing or writings (including any waivers of notice) are filed with the minutes of proceedings of the Board.

(c) Regular Meetings. Regular meetings of the Board of Managers may be held without notice at such places and at such times as the Managers may from time to time determine, provided, that any Manager who is absent when such determination is made shall be given notice of determination a reasonable time prior to such meeting. Regular meetings of the Board of Managers shall be held at least once each quarter, with three of such meetings occurring at the offices of the Fox Member or the offices of the Company and one such meeting occurring at the offices of VeriSign, or in each case at such other place that the Board of Managers unanimously determines. The Board shall adopt rules and procedures consistent with the terms of this Agreement for meeting and conducting its business. The Company shall provide written information to all Members prior to a meeting (whether or not such Members have appointed Managers to the Board) concerning the items to be acted upon at any regular or special meeting of the Board, and shall act in accordance therewith.

(d) Special Meetings. Special meetings of the Board may be called by the CEO or by any four (4) Managers.

(e) Notice. Notice of the date, time and place of all meetings and the agenda for such meetings shall be given to all Managers. Notice may be given orally, by telephone, by facsimile, in writing or by other similarly timely means of communication, and such notice shall be sufficient if given within a reasonable period of time in advance of such meeting to enable a Manager to attend such meeting, and in any case shall be sufficient if sent by mail or facsimile at least five (5) days prior to such meeting, addressed to a Manager’s usual or last known place of business or residence. No notice of any meeting of the Board of Managers need be given to any Manager if such Manager, by a writing (including, without limitation, by facsimile or electronic mail) filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such Manager attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Manager.

(f) Participation in Meetings By Conference Telephone, Videoconference or Similar Means. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

6.6 Authority of Others to Act. Unless authorized to do so by this Agreement or by the Board of Managers, no attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable monetarily for any purpose. No Member and no single Manager shall have any power or authority to bind the Company unless the Member or Manager, as applicable, has been authorized by the Board of Managers to act as an agent of the Company in accordance with the previous sentence.

6.7 Majority Board Consent.

(a) Except as otherwise provided herein, the Board shall have full and complete authority, power, and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Managers need not be Members.

(b) In furtherance and not of limitation of the foregoing, except as provided in Section 6.8, whenever this Agreement or the Delaware Act requires approval of the Board for the taking of any action by the Company (or, if applicable, its Subsidiaries), such action may be taken upon approval of a majority of the Managers of the Board (“Majority Board Consent”). Without limitation, the following actions by the Company or any of its Subsidiaries shall require Majority Board Consent:

(i) issuing any Capital Calls for Capital Contributions solely for the purpose of funding the ongoing business and working capital needs (and not for acquisitions) of the Company up to and including the Agreed upon Capital Contribution Amount and/or any Capital Calls for Capital Loans solely for the purpose of funding the ongoing business and working capital needs (and not for acquisitions) of the Company up to and including the Agreed Upon Debt Financing Amount;

(ii) declaring distributions of Excess Cash;

(iii)(x) entering into an individual commitment or agreement not contemplated in the Annual Budget that involves payments in excess of $[***] or (y) exceeding the amount allocated to marketing expenditures in the Annual Budget by more than the greater of $[***] and [***];

(iv) changing the scope of the Company’s business;

(v) hiring and determining compensation for executive officers;

(vi) approving an annual budget and operating plan for the Company and its Subsidiaries (the “Annual Budget”);

(vii) the removal of the CEO and the appointment of a new CEO; and

(viii) determining to pursue any Indemnification Claim on behalf of the Company under the Formation Agreement.

(c) From time to time, the Board shall review the limits on out of budget expenditures set forth in Section 6.7(b)(iii) above.

6.8 Unanimous Board Consent.

(a) The following actions by the Company or any of its Subsidiaries shall require the unanimous approval of the Managers of the Board (such required approval, a “Unanimous Board Consent”):

(i) issuing any Capital Calls for Capital Contributions in excess of the Agreed Upon Capital Contribution Amount and/or any Capital Calls for Capital Loans in excess of the Agreed Upon Debt Financing Amount or issuing Capital Calls for Capital Contributions or Capital Loans for purposes other than funding the ongoing business and working capital needs of the Company (such as for acquisitions);

(ii) changing the scope of the Company’s business such that its primary intent is no longer conducting a Direct-to-Consumer Business;

(iii) merging into or consolidating with another Person or reclassifying or recapitalizing the Company or its Subsidiaries;

(iv) entering into, renewing, amending or terminating any material contractual arrangement, other than on terms that are no less favorable to the Company (or its Subsidiaries) than those that would reasonably be expected to be obtained in an arm’s length transaction between unrelated parties, with the Fox Member or the VeriSign Member or any of their respective Affiliates, employees or representatives, other than the Technology License Agreement, the MySpace Mobile Storefront/M-Commerce Agreement, the Gateway Services Agreement, the Transition Services Agreement for Jamba Services, the Content Sublicense Agreement and the Transition Services Agreement for VeriSign Services;

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been files separately with the Securities and Exchange Commission.

(v) acquiring an equity interest in any Person or the assets of any Person or entering into any partnership or joint venture, in each case, outside of the ordinary course of business;

(vi) selling, assigning, licensing, exchanging or otherwise disposing of assets, in each case, outside of the ordinary course of business;

(vii) effecting a Qualified IPO (other than a Qualified Put IPO);

(viii) except as required by GAAP or applicable Law, adopting or changing any accounting principle;

(ix) admitting any new Member to the Company;

(x) incorporating, forming or otherwise organizing a Subsidiary or other Affiliate of the Company or reorganizing the legal structure of the Company or any Subsidiary or Affiliate of the Company, if doing so would have a materially adverse tax consequence on News, the Fox Member, VeriSign or the VeriSign Member;

(xi) amending or repealing the Company’s Certificate of Formation or this Agreement, or any similar organizational documents of any Subsidiary of the Company;

(xii) except as provided under applicable Law, authorizing or effecting any Liquidation or filing for bankruptcy or insolvency by or against the Company;

(xiii) making or revoking any tax election under Treasury Regulation section 301.7701-3;

(xiv) entering into or becoming a party to any transaction that would require disclosure under tax shelter regulations and notices;

(xv) except as provided in Section 4.3, authorizing or issuing any Company Interests or any other Equity Securities of the Company;

(xvi) increasing or decreasing the number of Managers of the Company’s Board; or

(xvii) renewing, amending or terminating the Technology License Agreement, the MySpace Mobile Storefront/M-Commerce Agreement, the Gateway Services Agreement, the Transition Services Agreement for Jamba Services, the Content Sublicense Agreement and the Transition Services Agreement for VeriSign Services.

(b) Notwithstanding the foregoing, Unanimous Board Consent shall not be required to include (i) the VeriSign Managers if the VeriSign Member’s Percentage Interest falls below forty-nine percent (49%) as a result of failing to make any contribution of Additional Capital pursuant to Section 4.3 (or the same occurs at the Netherlands Joint Venture), (ii) the Fox Managers if the Fox Member’s Percentage Interest falls below fifty-one percent (51%) as a result of failing to make any contribution of Additional Capital pursuant to Section 4.3 (or the same occurs at the Netherlands Joint Venture), in each case for any of the actions specified in this Section 6.8, and such actions may be taken upon Majority Board Consent, following the ten (10) Business Day period referenced in Section 4.4(a).

6.9 Officers.

(a) Tenure and Qualifications. The Company shall have a Chief Executive Officer (“CEO”) and such other executive officers as the Board may at any time, and from time to time, appoint, which, subject to Section 11.2, may include employees from News, the Fox Member, the VeriSign Member, Mobizzo and Jamba!. The CEO shall be appointed by the Fox Member and shall initially be Lucy Hood. No executive officer need be a Member and two (2) or more offices may be held by any one Person. Each executive officer shall hold office until he dies, resigns, is removed (with or without cause) or becomes disqualified.

(b) Resignation, Removal and Vacancies. Any executive officer may resign by giving written notice of his resignation to the Board at a meeting of the Board and such resignation shall become effective at the time specified therein. Except as otherwise provided in any services or employment agreement between an executive officer and the Company, any executive officer may be removed with or without cause by the affirmative vote of the Board. Any vacancy in the position of any executive officer may be filled by the Board.

(c) Duties of the CEO. The CEO shall, subject to the control and direction of the Board, have general supervision and control over the management and operations of the Company and shall have and perform such other powers and duties as may be prescribed by this Agreement or at any time, and from time to time, determined by the Board. Subject to Section 6.7(b), the CEO shall have the power and authority to appoint such other officers and key management of the Company and its Subsidiaries as she deems reasonably necessary or appropriate, which, subject to Section 11.2, may include employees from News, the Fox Member, the VeriSign Member, Mobizzo and Jamba!. Such officers shall have and perform such powers and duties as may be delegated by the CEO at any time and from time to time. Such officers shall hold office until removed by the CEO, the Board or otherwise disqualified.

(d) Duties of Other Executive Officers. Each other executive officer appointed by the Board shall, subject to the control and direction of the Board, have and perform such powers and duties as may at any time, and from time to time, be determined by the Board.

ARTICLE VII

DISTRIBUTIONS

7.1 Distributions.

(a) Distributions of Excess Cash. Except as otherwise provided in this Section 7.1, and subject to applicable law, upon payment in full of all outstanding principal of, and any accrued but unpaid interest on, any Cash Shortfall Loan and/or Capital Loans, the Company shall make cash distributions of Excess Cash in accordance with the following sentence, with such distributions, if any, to be paid following [***] and after each subsequent fiscal quarter (with payment of any such distributions occurring no later than the thirtieth (30th)

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been files separately with the Securities and Exchange Commission.

day after the Board’s determination of the amount of any such distributions pursuant to the following sentence, and in no event later than the ninetieth day following [***] or the end of each such subsequent fiscal quarter). When determining the amount of any distribution, the Board, in consultation with the Netherlands Joint Venture, shall forecast the cash position of the Joint Ventures for the ensuing twelve (12) month period following [***] or the end of such fiscal quarter, as applicable (taking into consideration the Annual Budget, any necessary reserves and such other factors it reasonably deems relevant) and, if such forecasted cash position would allow the Joint Ventures, taken together, to maintain consistently an Available Cash position in excess of $[***] over such twelve (12) month period, the Board, pursuant to this Section 7.1(a), shall cause the Company to distribute its allocable share of any Available Cash that is not needed to maintain such minimum level of Available Cash consistently over such period (such cash to be distributed being referred to as “Excess Cash”), with the allocation thereof between the Joint Ventures being determined by agreement between the Joint Ventures; provided, however, that the Board, if it so reasonably determines, may increase or decrease such $[***] amount in proportion to the amount of any increase or decrease in the Joint Ventures’ cash collections relative to the Joint Ventures’ cash collections for the preceding twelve months. Subject to Section 4.3 and Section 4.4, distributions of Excess Cash shall be distributed to the Members in proportion to their respective Percentage Interests.

(b) Tax Distributions. Notwithstanding the foregoing, following [***] and only with respect to any taxable year in which the Company does not liquidate or sell all or substantially all of its assets, upon payment in full of all outstanding principal of, and any accrued but unpaid interest on, any Cash Shortfall Loan, the Company shall make cash distributions to the Members in amounts sufficient to cause each Member to have received cumulative distributions under this Article 7 with respect to the prior taxable year at least equal to 41% of the Member’s distributive share of the lesser of (i) the Company’s net taxable income for such prior taxable year and (ii) the excess of (x) the cumulative amount of the Company’s net taxable income (as determined in accordance with Code Section 703(a)) for all taxable years over (y) the cumulative amount of the Company’s net taxable loss (as determined in accordance with Code Section 703(a)) for all taxable years (the “Tax Distribution Amount”), provided that (i) distributions under this Section 7.1(b) shall take into account (and be offset as appropriate by) any prior or concurrent distributions made under Section 7.1(a) and Section 7.1(c) of this Agreement with respect to the taxable year for which the distribution amount under this Section 7.1(b) is being determined and any corresponding provisions of the operating agreement for the Netherlands Joint Venture with respect to the taxable year for which the distribution amount under this Section 7.1(b) is being determined (for the avoidance of doubt, on any particular Tax Distribution Date (as defined in the next sentence), the Company shall only be required to make a distribution pursuant to this Section 7.1(b) in the event that (and only to the extent that) the Tax Distribution Amount for the prior taxable year exceeds the amount of cash distributed by the Joint Ventures pursuant to Section 7.1(a) and Section 7.1(c) hereof (and any corresponding provisions of the operating agreement for the Netherlands Joint Venture) with respect to the taxable year for which the distribution amount under this Section 7.1 (b) is being determined), (ii) all determinations of the Tax Distribution Amount shall not take into account any items of taxable income allocated to any Member pursuant to Section 704(c) of the Code, and (iii) in order to take into account changes in Federal, state, local or foreign tax rates, the Board may increase or decrease the applicable percentage rate. Subject to Section 4.3 and Section 4.4, the Tax Distribution Amount, if any, shall be paid within 60 days following the end of each Fiscal Year of the Company (the “Tax Distribution Date”).

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been files separately with the Securities and Exchange Commission.

(c) Other Distributions. Except as set forth in Section 7.1(a) or Section 7.1(b), the Company shall have no obligation to distribute any cash or other property of the Company to the Members and the Board shall have sole discretion in determining whether to distribute any other cash or other property of the Company to the Members; provided, however, that any such distribution shall be made to the Members in proportion to their respective Adjusted Capital Account Balances.

(d) Distributions Upon Liquidation. Proceeds from the Liquidation of the assets of the Company shall be distributed to the Members in accordance with Section 12.2. Proceeds from the sale (or other conversion into cash) of all or substantially all of the assets of the Company shall be distributed to the Members in accordance with Section 12.2 as if such proceeds arose from the Liquidation of the assets of the Company.

(e) Distributions in Kind. No Member has any right to receive distributions other than in cash. However, the Board may in its reasonable discretion (subject to compliance with the procedures set forth in Article VI) elect to make distributions, entirely or in part, in property or assets of the Company other than cash and to the extent reasonably practicable, such non cash distributions shall be made to both Members. Property and assets distributed in kind shall be deemed to have been sold for their fair market value and distributed in accordance with Section 12.3.

(f) Limitation on Distributions. Notwithstanding the foregoing, a distribution shall not be made to a Member to the extent that such distribution would create an Adjusted Capital Account Deficit for such Member.

7.2 Withholding.

(a) The Company shall seek to qualify for and obtain exemptions from any provision of the Code or any provision of state, local or foreign tax law that would otherwise require the Company to withhold amounts from payments or distributions to the Members. If the Company does not obtain any such exemption, the Company is authorized to withhold from any payment or distribution to any Member any amounts that are required to be withheld pursuant to the Code or any provision of any state, local or foreign tax law that is binding on the Company. Any amount withheld and paid to the appropriate governmental authority with respect to any payment or distribution to any Member shall be treated as a distribution to the Member and credited against the amount of the payment or distribution to which the Member would otherwise be entitled. The Company shall timely pay to the appropriate governmental authority, any amount it withholds pursuant to this Section 7.2.

ARTICLE VIII

CALL RIGHTS OF THE FOX MEMBER

The Fox Member shall have the right to acquire all, but not less than all, of the VeriSign Member’s Company Interests and the shares and interests of VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP as follows:

8.1 First Call Right.

(a) Within forty-five (45) days following the date that is [***] years after the date of this Agreement, the Fox Member shall have the right to elect (in the manner set forth in Section 8.1(b) below) to purchase from the VeriSign Member (the “First Call Option Right”), and the VeriSign Member shall thereupon be required to sell to the Fox Member, all, but not less than all, of the Units beneficially owned by the VeriSign Member as of the First Call Exercise Date at an aggregate purchase price (the “First Call Price”) for such Units together with all interests and shares beneficially owned by VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP in cash equal to $[***] multiplied by, in respect of such purchase price allocated to the Units pursuant to Section 8.7, a fraction the numerator of which is the VeriSign Member’s Percentage Interest as of the First Call Exercise Date and the denominator of which is the VeriSign Member’s Percentage Interest as of the date of this Agreement; provided, however, that if within 18 (eighteen) months of the First Call Exercise Date, the Company (or its successor) files for a Qualified IPO, then the Fox Member shall pay to the VeriSign Member an additional $[***] upon or promptly following the closing of such Qualified IPO.

(b) The Fox Member shall exercise the First Call Option Right by delivering to the VeriSign Member a written notice of such exercise (the “First Call Option Exercise Notice”), with a copy of the First Call Option Exercise Notice delivered to the Company. The date of the VeriSign Member’s receipt of the First Call Option Exercise Notice (the “First Call Exercise Date”) shall be deemed to be the date of the Fox Member’s exercise of the First Call Option Right, provided that if a Capital Call Notice has been sent to the Members prior to the First Call Option Exercise Notice and the Capital Call Date shall not yet have occurred, such date shall be deemed to be immediately after the Capital Call Date.

8.2 Second Call Right.

(a) Within 45 (forty-five) days following the date that is [***] after the date of this Agreement, the Fox Member shall have the right to elect (in the manner set forth in Section 8.2(b) below) to purchase from the VeriSign Member (the “Second Call Option Right”), and the VeriSign Member shall thereupon be required to sell to the Fox Member, all, but not less than all, of the Units beneficially owned by the VeriSign Member as of the Second Call Exercise Date at an aggregate purchase price (the “Second Call Price”) for such Units together with all shares and interests beneficially owned by VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP in cash equal to the greater of (x) $[***] multiplied by, in respect of such purchase price allocated to the Units pursuant to Section 8.7, a fraction the numerator of which is the VeriSign Member’s Percentage Interest as of the Second Call Exercise Date and the denominator of which is the VeriSign Member’s Percentage Interest as of the date of this Agreement and (y) the Fair Market Value of such Units as of the Second Call Exercise Date.

(b) The Fox Member shall exercise the Second Call Option Right by delivering to the VeriSign Member a written notice of such exercise (the “Second Call Option Exercise Notice”), with a copy of the Second Call Option Exercise Notice delivered to the

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been files separately with the Securities and Exchange Commission.

Company. The date of the VeriSign Member’s receipt of the Second Call Option Exercise Notice (the “Second Call Exercise Date”) shall be deemed to be the date of the Fox Member’s exercise of the Second Call Option Right, provided that if a Capital Call Notice has been sent to the Members prior to the Second Call Option Exercise Notice and the Capital Call Date shall not yet have occurred, such date shall be deemed to be immediately after the Capital Call Date.

8.3 Third Call Right.

(a) Within 45 (forty-five) days following the date that is [***] years after the date of this Agreement, the Fox Member shall have the right to elect (in the manner set forth in Section 8.3(b) below) to purchase from the VeriSign Member (the “Third Call Option Right”), and the VeriSign Member shall thereupon be required to sell to the Fox Member, all, but not less than all, of the Units beneficially owned by the VeriSign Member at an aggregate purchase price (the “Third Call Price”) for such Units together with all interests and shares beneficially owned by VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP in cash equal to the greater of (x) $[***] multiplied by, in respect of such purchase price allocated to the Units pursuant to Section 8.7, a fraction the numerator of which is the VeriSign Member’s Percentage Interest as of the Third Call Exercise Date and the denominator of which is the VeriSign Member’s Percentage Interest as of the date of this Agreement and (y) the Fair Market Value of such Units as of the Third Call Exercise Date.

(b) The Fox Member shall exercise the Third Call Option Right by delivering to the VeriSign Member a written notice of such exercise (the “Third Call Option Exercise Notice”) with a copy of the Third Call Option Exercise Notice delivered to the Company. The date of the VeriSign Member’s receipt of the Third Call Option Exercise Notice (the “Third Call Exercise Date”) shall be deemed to be the date of the Fox Member’s exercise of the Third Call Option Right, provided that if a Capital Call Notice has been sent to the Members prior to the Third Call Option Exercise Notice and the Capital Call Date shall not yet have occurred, such date shall be deemed to be immediately after the Capital Call Date.

8.4 Accelerated Call Rights.

(a) If, at any time after the date of this Agreement, any Person that the Fox Member reasonably determines would be an inappropriate joint venture partner in the Company due to material business conflicts or other similar material conflicts, or such Person being a competitor of the Fox Member or its Affiliates, either (x) enters into a definitive agreement to acquire or (y) acquires VeriSign Control, then the Fox Member shall have the right to elect (in the manner set forth in Section 8.4(b) below) for a period of five (5) Business Days following the first public announcement of such definitive agreement or acquisition to purchase from the VeriSign Member (the “Accelerated Call Option Right”), and the VeriSign Member shall thereupon be required to sell to the Fox Member, all, but not less than all, of the Units together with all interests and shares beneficially owned by VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP at a purchase price (the “Accelerated Call Price”) in cash equal to the greater of (x) $[***] and (y) the Fair Market Value of such Units as of the Accelerated Call Exercise Date.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been files separately with the Securities and Exchange Commission.

(b) The Fox Member shall exercise the Accelerated Call Option Right by delivering to the VeriSign Member a notice of such exercise (the “Accelerated Call Option Exercise Notice”), with a copy of the Accelerated Call Option Exercise Notice delivered to the Company. The date of the VeriSign Member’s receipt of the Accelerated Call Option Exercise Notice (the “Accelerated Call Exercise Date”) shall be deemed to be the date of the Fox Member’s exercise of the Accelerated Call Option Right.

8.5 Fair Market Value. For purposes of this Article VIII, “Fair Market Value” of the VeriSign Member’s Units, together with the interests and shares of the Netherlands Joint Venture and the Netherlands GP held by VeriSign Netherlands, shall mean [***] provided, that if the Fox Member exercises its Second Call Option Right, then the Fair Market Value of the VeriSign Member’s Units shall include the VeriSign Member’s share, based on its Percentage Interest as of the date of calculation, of [***] of the projected EBITDA (as determined by the investment banking firms referred to below based on projections provided by the CEO) of the Company attributable to the MySpace Mobile Storefront/M-Commerce Agreement for the fourth and fifth years of the term of such agreement; provided, further, that the parties acknowledge that during the negotiation of the various purchase prices for the transactions contemplated by this Agreement, the Formation Agreement and the Netherlands Joint Venture Partnership Agreement, no valuation discounts or premiums were used in the financial models prepared by the parties in an attempt to estimate the future value of the Joint Ventures and such financial models were an intricate part of the overall valuation discussions. Such Fair Market Value shall be determined as of the relevant Call Exercise Date pursuant to the process set forth in this Section 8.5. Each of the Fox Member and the VeriSign Member, by written notice to the other, shall designate an investment banking firm of international standing (each an “investment bank”) within ten (10) Business Days, or five (5) Business Days in the case of the exercise of the Accelerated Call Option Right, of the applicable Call Exercise Date. Each investment bank shall separately determine the Fair Market Value of the VeriSign Member’s Units in accordance with this Section 8.5 and shall provide a detailed written valuation report to each of the Fox Member and the VeriSign Member within forty-five (45) days, or twenty (20) days in the case of the exercise of the Accelerated Call Option Right, of such investment bank’s appointment. If only one investment bank timely submits a proper valuation report, its determination of Fair Market Value shall be final and conclusive. If both investment banks timely submit proper valuation reports and their Fair Market Value determinations vary by ten percent (10%) or less, Fair Market Value shall be equal to the average of the two determinations. If both investment banks timely submit proper valuation reports and their Fair Market Value determinations vary by more than ten percent (10%) or less, the two investment banks shall promptly appoint a third investment banking firm of international standing, which shall independently determine the Fair Market Value in accordance with this Section 8.5 and shall provide a detailed written valuation report to each of the Fox Member and the VeriSign Member within forty-five (45) days, or twenty (20) days in the case of the exercise of the Accelerated Call Option Right, after its appointment. Fair Market Value shall then be equal to the average of the two determinations that are the closest to each other in amount of the three Fair Market Value determinations submitted by the three investment banks. The Fair Market Value as determined in accordance with Section 8.5 shall be final and binding on the Fox Member and the VeriSign member. In preparing its Fair Market Value determination, each investment bank shall be provided with the same Company-specific source documents and

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

information and the same access to management and the Company shall provide the same source documents and information to each investment banking firm. Each investment bank shall determine a single point estimate of the Fair Market Value of the VeriSign Member’s Units, not a range of values. The Fox Member shall pay all fees and costs of the investment bank designated by it and one-half of all fees and costs of the third investment bank, if any. The VeriSign Member shall pay all fees and costs of the investment bank designated by it and one-half of all fees and costs of the third investment bank, if any. For purposes of this definition of “Fair Market Value,” all references to the “Company” shall be deemed to include the Netherlands Joint Venture.

8.6 Call Closing Matters. Subject to the conditions set forth below in this Section 8.6, unless waived by the Fox Member or the VeriSign Member, as applicable, the closing of the First Call Option Right, the Second Call Option Right, the Third Call Option Right or the Accelerated Call Option Right (the “Call Option Closing”), as the case may be, shall occur at 10:00 am (EST) on the tenth Business Day (or such other time and date as the Fox Member and VeriSign Member agree) following the later of (x) the satisfaction or (i) waiver by the Fox Member of the conditions set forth in clauses (a), (b), (c)(ii), (e) and (f) below, to the extent not satisfied, or (ii) waiver by the VeriSign Member of the conditions set forth in clauses (a), (b), (c)(i), (d) and (f) below, to the extent not satisfied, and (y) the final determination of the First Call Price, the Second Call Price, the Third Call Price or the Accelerated Call Price, respectively (the date of such Call Option Closing, the “Call Option Closing Date”):

(a) there shall not be in effect any statute, rule, regulation or order of any court, or governmental authority which prohibits or makes illegal the Call Option Closing;

(b) there shall be no litigation pending or threatened in writing which seeks to enjoin, restrain or prohibit the Call Option Closing;

(c) there shall have been obtained all consents and approvals from governmental authorities or other Persons that are required, as the case may be, by (i) the Fox Member to effect the Call Option Closing, or (ii) the Company or the VeriSign Member to effect the Call Option Closing;

(d) on or prior to the Call Option Closing Date, the Fox Member shall pay to the VeriSign Member (or VeriSign or such other Subsidiary of such Member or VeriSign designated by the VeriSign Member) by wire transfer in United States currency the First Call Price, the Second Call Price, the Third Call Price or the Accelerated Call Price, as the case may be;

(e) on or prior to the Call Option Closing Date, the VeriSign Member shall surrender to the Fox Member all, but not less than all, of its Units, free and clear of all Liens and accompanied by duly executed instruments of Transfer, which instruments shall include such customary representations, warranties and other provisions as the Fox Member shall reasonably require; and

(f) the Netherlands Joint Venture Call Option Closing Date shall occur substantially simultaneously with the Call Option Closing Date

8.7 Additional Call Matters. The Fox Member may not exercise any of the First Call Option Right, the Second Call Option Right, the Third Call Option Right or the Accelerated Call Option Right, as the case may be, under this Article VIII unless simultaneously therewith it exercises its corresponding Netherlands Joint Venture Call Option. The First Call Price, the Second Call Price, the Third Call Price or the Accelerated Call Price, as applicable, shall be allocated between the Company and the Netherlands Joint Venture by the joint good faith determination of the Fox Member, the VeriSign Member and the equity holders of the Netherlands Joint Venture; provided, however, that (i) in the event the applicable Call Price is to be determined based on Fair Market Value (as opposed to a fixed dollar amount), the Fox Member and the VeriSign Member shall each instruct the investment banks retained to perform such valuation to include in such valuation an allocation of the applicable Call Price between the Company and the Netherlands Joint Venture, with such allocation to be determined by such investment banks in a manner consistent with the procedures for the determination of Fair Market Value set forth in Section 8.5 and (ii) in the event that the applicable Call Price is determined based on a fixed dollar amount (and not Fair Market Value), and the allocation has not been agreed upon by the Fox Member, the VeriSign Member and the equity holders of the Netherlands Joint Venture by the Call Option Closing Date, the Call Option Closing shall nonetheless occur with such allocation being determined solely for purposes of such Closing by the Fox Member and thereafter by employing the procedures for the determination of Fair Market Value set forth in Section 8.5 for the purpose of determining such allocation (and following such determination pursuant to such procedures, such final allocation shall be binding on the parties, and the initial allocation of the Fox Member shall be disregarded).

ARTICLE IX

PUT RIGHTS OF THE VERISIGN MEMBER

Subject to Section 9.3, the VeriSign Member shall have the right to sell all, but not less than all, of its Company Interests and the shares and interests of VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP as follows:

9.1 First Put Right.

(a) Within forty-five (45) days following the date that is [***] years after the date of this Agreement, the VeriSign Member shall have the right to elect (in the manner set forth in Section 9.1(b) below) to sell to the Fox Member (the “First Put Option Right”), and the Fox Member or News shall thereupon be required to purchase from the VeriSign Member, all, but not less than all, of the Units beneficially owned by the VeriSign Member as of the First Put Exercise Date at an aggregate purchase price (the “First Put Price”) for such Units together with all interests and shares beneficially owned by VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP equal to $[***] multiplied by, in respect of such purchase price allocated to the Units pursuant to Section 9.6, a fraction the numerator of which is the VeriSign Member’s Percentage Interest as of the First Put Exercise Date and the denominator of which is the VeriSign Member’s Percentage Interest as of the date of this Agreement.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

(b) The VeriSign Member shall exercise the First Put Option Right by delivering to the Fox Member a written notice of such exercise (the “First Put Option Exercise Notice”), with a copy of the First Put Option Exercise Notice delivered to the Company. The date of the Fox Member’s receipt of the First Put Option Exercise Notice (the “First Put Exercise Date”) shall be deemed to be the date of the VeriSign Member’s exercise of the First Put Option Right, provided that if a Capital Call Notice has been sent to the Members prior to the First Put Option Exercise Notice and the Capital Call Date shall not yet have occurred, such date shall be deemed to be immediately after the Capital Call Date.

9.2 Second Put Right.

(a) Within forty-five (45) days following the date that is [***] after the date of this Agreement, the VeriSign Member shall have the right to elect (in the manner set forth in Section 9.2(b) below) to sell to the Fox Member (the “Second Put Option Right”), and the Fox Member or News shall thereupon be required to purchase from the VeriSign Member, all, but not less than all, of the Units beneficially owned by the VeriSign Member as of the Second Put Exercise Date at an aggregate purchase price (the “Second Put Price”) for such Units together with all interests and shares beneficially owned by VeriSign Netherlands in the Netherlands Joint Venture and the Netherlands GP equal to $[***] multiplied by, in respect of such purchase price allocated to the Units pursuant to Section 9.6, a fraction the numerator of which is the VeriSign Member’s Percentage Interest as of the Second Put Exercise Date and the denominator of which is the VeriSign Member’s Percentage Interest as of the date of this Agreement.

(b) The VeriSign Member shall exercise the Second Put Option Right by delivering to the Fox Member a written notice of such exercise (the “Second Put Option Exercise Notice”), with a copy of the Second Put Option Exercise Notice delivered to the Company. The date of the Fox Member’s receipt of the Second Put Option Exercise Notice (the “Second Put Exercise Date”) shall be deemed to be the date of the VeriSign Member’s exercise of the Second Put Option Right, provided that if a Capital Call Notice has been sent to the Members prior to the Second Put Option Exercise Notice and the Capital Call Date shall not yet have occurred, such date shall be deemed to be immediately after the Capital Call Date.

9.3 Qualified Put IPO. The VeriSign Member’s First Put Option Right and Second Put Option Right, as the case may be, shall not apply if the Company determines at any time prior to or within forty-five (45) Business Days after the Company’s receipt of the First Put Option Exercise Notice or the Second Put Option Exercise Notice, as applicable, to effect a Qualified IPO that is reasonably expected to be a Qualified Put IPO. In the event that such Qualified Put IPO is not consummated within two hundred seventy (270) days from the First Put Exercise Date or the Second Put Exercise Date, as the case may be, the Fox Member or News shall pay to the VeriSign Member the First Put Price or the Second Put Price, as applicable, plus interest (at the market rate for indebtedness of similar duration incurred by News) from the applicable Put Exercise Date to, but not including, the date of payment.

9.4 Put Consideration. The Fox Member or News may satisfy its payment obligations under this Article IX with, at its option, cash or News common stock, or any combination thereof

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

(the “Put Consideration”). In the event the Fox Member or News elects to satisfy its payment obligation, in whole or in part, with News common stock, News shall (x) promptly, and in any event on the day of issuance thereof, register the resale by the VeriSign Member of such News Common Stock in compliance with the rules and regulations of the SEC and (y) reimburse the VeriSign Member for any reasonable brokerage commissions for the sale of such stock by the VeriSign Member, provided, that News shall not be required to maintain the effectiveness of any registration statement for such purposes for more than ten (10) Business Days or reimburse the VeriSign Member for such commissions if such stock is not sold by the VeriSign Member within such ten (10) Business Day period.

9.5 Put Closing Matters. Subject to the conditions set forth below in this Section 9.5, unless waived by the Fox Member or the VeriSign Member, as applicable, the closing of the First Put Option Right or the Second Put Option Right (the “Put Option Closing”), as the case may be, shall occur at 10:00 am (EST) on the tenth Business Day (or such other time and date as the Fox Member and the VeriSign Member may agree) following the satisfaction or (i) waiver by the Fox Member of the conditions set forth in clauses (a), (b), (c)(i), (e) and (f) below, to the extent not satisfied, or (ii) waiver by the VeriSign Member of the conditions set forth in clauses (a), (b), (c)(ii), (d) and (f) below, to the extent not satisfied (the date of such Put Option Closing, the “Put Option Closing Date”):

(a) there shall not be in effect any statute, rule, regulation or order of any court, or governmental authority which prohibits or makes illegal the Put Option Closing;

(b) there shall be no litigation pending or threatened in writing which seeks to enjoin, restrain or prohibit the Put Option Closing;

(c) there shall have been obtained all consents and approvals from governmental authorities or other Persons that are required, as the case may be, by (i) the Company or the VeriSign Member to effect the Put Option Closing or (ii) the Fox Member or News to effect the Put Option Closing;

(d) on or prior to the Put Option Closing Date, the Fox Member or News, as the case may be, shall pay to the VeriSign Member (or VeriSign or such other Subsidiary of such Member or VeriSign designated by the VeriSign Member) the First Put Price or the Second Put Price, as the case may be;

(e) on or prior to the Put Option Closing Date, the VeriSign Member shall surrender to the Fox Member all, and not less than all, of its Units, free and clear of all Liens and accompanied by duly executed instruments of Transfer, which instruments shall include such customary representations, warranties and other provisions as the Fox Member shall reasonably require; and

(f) the Netherlands Joint Venture Put Option Closing Date shall occur substantially simultaneously with the Put Option Closing Date.

9.6 Additional Put Matters. The VeriSign Member may not exercise the First Put Option Right or the Second Put Option Right, as the case may be, under this Article IX unless simultaneously therewith it exercises its corresponding Netherlands Joint Venture Put Option.

The First Put Price or the Second Put Price, as applicable, shall be allocated between the Company and the Netherlands Joint Venture by the joint good faith determination of the Fox Member, the VeriSign Member and the equity holders of the Netherlands Joint Venture; provided, however, that in the event such allocation has not been agreed upon by the Fox Member, the VeriSign Member and the equity holders of the Netherlands Joint Venture by the Put Option Closing Date, the Put Option Closing shall nonetheless occur with such allocation being determined solely for purposes of such Closing by the Fox Member and thereafter by employing the procedures for the determination of Fair Market Value set forth in Section 8.5 for the purpose of determining such allocation (and following such determination pursuant to such procedures, such final allocation shall be binding on the parties, and the initial allocation of the Fox Member shall be disregarded).

ARTICLE X

TRANSFER RESTRICTIONS

10.1 Restriction on Transfers.

(a) No Member may Transfer all, or any portion, of its Units, other than to a Permitted Transferee, without the prior written consent of the other Member, which consent may be given or withheld for any reason or for no reason. Any purported Transfer of Units not made in compliance with this Article X shall be null and void and of no force or effect whatsoever.

(b) Transfers to Permitted Transferees. The restriction on Transfer contained in this Section 10.1 shall not apply to Transfers by a Member to (a) any Affiliate of such Member or (b) any other Member (collectively, “Permitted Transferees”); provided, however, that such Permitted Transferee shall become a Member of the Company in accordance with Section 10.2 (unless such Permitted Transferee is already a Member) and in any event such Units so Transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement.

10.2 Admission of New Members.

(a) No Person shall be admitted as a new Member of the Company without first complying with the following provisions:

(i) the new Member shall, at the request of the Board, deliver an opinion of counsel, in form and substance reasonably satisfactory to counsel designated by the Board, that such Transfer and any offerings made in connection therewith are in compliance with applicable federal and state securities laws;

(ii) the new Member shall execute a statement that it is acquiring such Units for its own account for investment and not with a view to the distribution or resale thereof; and

(iii) the new Member shall execute an instrument accepting and adopting the terms and provisions of this Agreement.

(b) Upon the admission of such a new Member in accordance with the Delaware Act and this Agreement, the Company shall establish a Capital Account which shall be credited with the Capital Contribution of the new Member and Schedule A shall be adjusted accordingly, including to reflect the Percentage Interest and Units of each Member.

(c) In addition, the Members shall make such amendments to this Agreement as the Board determines are necessary or appropriate to effect the admission of such new Member.

10.3 Covenants. Each Member hereby represents, covenants and agrees with the Company for the benefit of the Company and each other Member, that (a) it is not currently making a market in Company Interests and will not in the future make a market in Company Interests, (b) it will not Transfer its Company Interest on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (c) such Member either (x) is not a grantor trust, partnership or S corporation for U.S. federal income tax purposes, or (y) was not formed with, and will not be used for, a principal purpose of permitting the Company to satisfy the one hundred (100) partner limitation contained in Section 1.7704-1(h)(1)(ii) of the Treasury Regulations.

10.4 Distributions and Allocations in Respect of Transferred Company Interests. If any Company Interest is Transferred during any Fiscal Year in compliance with the provisions of this Article X, Profits, Losses, each item thereof and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Company Interests during such Fiscal Year in accordance with Section 15.5. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as the date of such Transfer; and provided, further, that, if the Company does not receive a notice stating the date such Company Interest was Transferred and such other information as the Board may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Company Interest on the last day of the Fiscal Year during which the Transfer occurred. Neither the Company nor any Member or Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.4, whether or not any Member or the Company has knowledge of any Transfer of ownership of any Company Interest.

10.5 Termination. The respective rights and obligations of the Members under Section 10.1 shall terminate immediately prior to the consummation of a Qualified IPO.

ARTICLE XI

ADDITIONAL COVENANTS

11.1 Competition Matters.

(a) The parties hereto agree that the primary intent of VeriSign’s B-to-B Business offering for mobile content is to provide third parties that are not Affiliates of VeriSign with technology and services to enable mobile media enablement and distribution. Although not the primary intent of VeriSign’s B-to-B Business mobile content services, the parties hereto agree that VeriSign may also engage in provisioning mobile services for third parties that include advising and supporting third parties with respect to their retail operations (including supporting and servicing any marketing and development initiatives of such third parties) so long as such retail operations (x) are not predominately controlled by VeriSign or its Affiliates (other than entities affiliated with directors and officers of VeriSign which are not also otherwise Affiliates of VeriSign but for the fact that the director or officer of VeriSign is affiliated with such entity) and (y) in no event use any brand owned or controlled by VeriSign or its Affiliates (other than entities affiliated with directors and officers of VeriSign which are not also otherwise Affiliates of VeriSign but for the fact that the director or officer of VeriSign is affiliated with such entity) except for ingredient branding purposes (i.e. “Powered by VeriSign”) and branding for other VeriSign services not related to providing mobile content (i.e., VeriSign’s “VeriSign Secured” seal) (any activities permitted by this sentence being herein referred to as “Secondary B-to-B Business Services”). Notwithstanding the foregoing, for so long as VeriSign Member beneficially owns any Company Interest and for a period of two years thereafter (the “Prohibited Period”), VeriSign shall not, and shall cause its Affiliates (other than entities affiliated with directors and officers of VeriSign which are not also Affiliates of VeriSign) not to, for their own benefit or for the benefit of any other Person, in any manner, directly or indirectly, operate or engage in (alone or with others), be financially interested in, or have an equity or other ownership interest in any Person engaged in, or form a joint venture with any Person to conduct, any direct-to-consumer mobile business that is substantially similar to the businesses conducted by Jamba! or Mobizzo prior to the date of the Formation Agreement (a “Competing Business”); provided, however, that the covenant contained in this Section 11.1(a) shall not prohibit VeriSign from (i) engaging in or conducting any B-to-B Business or providing any Secondary B-to-B Business Services; (ii) engaging in activities with any international mobile carrier to the extent any such activities would otherwise qualify as B-to-B Business; or (iii) owning as an investment less than one percent (1%) of the outstanding capital stock of a Competing Business whose stock is traded on a national securities exchange or market, or over-the-counter.

(b) The parties hereto agree that in the event any disputes arise between the Company and VeriSign as to the appropriateness of (i) the Company providing Direct-to-Consumer services for Persons other than News and its Affiliates that appear to conflict with or compete with the B-to-B Business of VeriSign in the marketplace or (ii) VeriSign providing infrastructure services that include functions normally associated with retail operations of a Direct-to-Consumer Business, then the CEO and the chief executive officer of VeriSign will attempt to resolve such dispute amicably using the primary intent of the respective businesses as set forth herein as a guideline. Should such Persons not be able to resolve a particular dispute, the dispute shall be discussed at the next scheduled meeting of the Board to determine if new guidelines or rules of engagement are necessary between the Company and the B-to-B Business group of VeriSign. The parties hereto expect such disputes to be infrequent and will use their respective commercially reasonable efforts to resolve them in a timely and professional manner.

(c) If a judicial or arbitral determination is made that any provision of Section 11.1(a) constitutes an unreasonable or otherwise unenforceable restriction against VeriSign or any of its Affiliates (other than directors and officers of VeriSign), then the provisions of Section 11.1(a) shall be rendered void only to the extent such judicial or arbitral determination finds such provisions to be unenforceable. In that regard, any judicial or arbitral authority construing Section 11.1(a) shall be empowered to sever any prohibited business activity, time period or geographical area from the coverage of Section 11.1(a) and to apply the remaining provisions of Section 11.1(a) to the remaining business activities, time periods and/or geographical areas not so severed. Moreover, in the event that any provision, or the application thereof, of Section 11.1(a) is determined not to be specifically enforceable, the Company shall nevertheless be entitled to seek to recover monetary damages as a result of the breach of Section 11.1(a) by VeriSign or any of its Affiliates (other than entities affiliated with directors and officers of VeriSign which are not also otherwise Affiliates of VeriSign but for the fact that the director or officer of VeriSign is affiliated with such entity).

(d) Each of the Fox Member and News shall use its reasonable efforts to cause its Affiliates to use the Company as a primary go to market vehicle on a global basis for consumer mobile services.

(e) To the extent that the Company decides to outsource B-to-B Business services (other than those services addressed in the Gateway Services Agreement) and to the extent that the functionality, usability and pricing of such offerings by VeriSign are substantially similar to or better than those of the applicable competitor, VeriSign will be the Company’s preferred provider of such services and, as such, as part of the vendor selection process will be given the opportunity to present a responsive solution prior to selecting any competitive offering.

(f) No less frequently than quarterly, a representative of News and a representative of VeriSign shall meet to discuss features, capabilities and services that VeriSign may be able to offer News and/or its Affiliates (including the Company). VeriSign will have an opportunity to participate in these opportunities, to the extent practicable, prior to formal discussions by News (or its Affiliates, as the case may be) with other Persons and at new, mutually agreed upon commercial terms and conditions to be negotiated at such time. An employee of News shall serve as a liaison for the this preferred supplier relationship, which liaison shall be identified within thirty (30) days of Closing. The Covenant contained in this Section 11.1(f) shall terminate upon the earlier of (x) five years after the Closing Date and (y) the exercise of the VeriSign Member of the First Put Option Right or the Second Put Option Right, as applicable.

11.2 Non-Solicitation.

(a) The Fox Member shall not (and News shall not) and VeriSign shall not, without the prior consent of the other Member, for so long as it beneficially owns any Company Interest and for a period of three years thereafter, directly or indirectly, solicit for employment any employees of the Company other than (i) any employee who has been terminated by the Company prior to the commencement of employment discussions with such other Member or who contacts such other Member on his own initiative without prompting from such other Member other than as permitted in clause (ii), or (ii) any employee who responds to a solicitation which constitutes a good faith general solicitation, mass advertisement or similar type of broad based publicly disseminated solicitation through advertisement or search firms not specifically directed toward employees of the Company.

(b) Subject to any restrictions imposed by applicable law, for so long as the VeriSign Member beneficially owns any Company Interest, the Company shall not, without the prior consent of the VeriSign Member, directly or indirectly, solicit for employment any employees of VeriSign other than (i) any employee who has been terminated by VeriSign prior to the commencement of employment discussions with the Company or who contacts the Company on his own initiative without prompting from such other Member other than as permitted in clause (ii), or (ii) any employee who responds to a solicitation which constitutes a good faith general solicitation, mass advertisement or similar type of broad based publicly disseminated solicitation through advertisement or search firms not specifically directed toward employees of VeriSign.

11.3 Confidentiality.

(a) Each of the Company and each Member acknowledges that in the course of the formation, and during the operation, of the Company it has or shall receive confidential and proprietary information concerning the assets, business plans, intellectual property rights and operations of the Company and the other Members and their respective Affiliates (“Confidential Information”). Each of the Company, each Member and each Manager agrees that the Confidential Information is a valuable asset of the Company or its owner, as the case may be, and its public disclosure or use outside of the Company’s activities without the prior consent of the Company and/or the relevant Member would cause substantial harm to the Company, such disclosing Member or other Person. Therefore, each of the Company and each Member and Manager agrees to treat all Confidential Information received by it with the amount of care that a reasonable business Person would use to protect its own valuable and proprietary confidential information and shall not disclose any Confidential Information to any Person who does not have a contractual obligation with such Person to keep such Confidential Information confidential. In addition, each of the Company and each Member and Manager shall not personally, and shall not permit other Persons (including its Affiliates) to utilize Confidential Information for any purpose other than for the benefit of the Company or the owner of such information, as the case may be.

(b) Notwithstanding the foregoing, the Company, a Member or a Manager may disclose Confidential Information to its Affiliates and professional advisors, if such Persons have agreed to comply with the provisions of this Section 11.3 and as otherwise required by law and subject to Section 11.3(c).

(c) As used herein, “Confidential Information” shall not include information (i) that has become generally available to the public through no fault of the receiving Person, (ii) to the minimum extent necessary in order to comply with any law, order, regulation, ruling or other governmental request pursuant to subpoena or government order, provided that in the event a receiving Person is subject to such a subpoena or order, it shall notify in writing the disclosing Person of such event, and shall cooperate with any reasonable request or efforts by the disclosing Person, at the expense of the disclosing Person, to take reasonable legally permissible actions to limit the scope of disclosure required in order for such Person to comply with such subpoena or order and (iii) to the minimum extent necessary in response to any required report, statement or testimony submitted to any municipal, state or national (including foreign regulatory) bodies having or claiming to have jurisdiction over such Person, provided that it shall notify in writing the disclosing Person of such event, and shall cooperate with any reasonable request or efforts by the disclosing Person, at the expense of the disclosing Person, to take legally permissible actions to limit the scope of disclosure.

11.4 Public Offering. If, in connection with a Qualified IPO, (a) the Board approves a recapitalization of, or a transaction that contemplates the recapitalization of , the Company or any of its Subsidiaries, whether involving a merger, contribution of Equity Securities, share exchange or otherwise (a “Recapitalization”) and (b) pursuant to such Recapitalization, the Members will receive common stock of the corporation that will consummate such Qualified IPO in exchange for the Equity Securities of the Company then held by such Members, then the Company and all Members shall take, at the Company’s expense, all reasonable actions in connection with the consummation of such Recapitalization as the Board so requests, including the approval of a merger or conversion of the Company or one or more of its Subsidiaries with and into a corporation, execution of applicable customary holdback (not to exceed one hundred eighty (180) days, and provided all officers, directors and one percent (1%) stockholders execute such holdback agreements) and underwriting agreements, registration rights agreements and compliance with the requirements of all laws, exchanges and other self-regulatory organizations that are applicable to, or have jurisdiction over, such Qualified IPO. The common stock of any corporation issued to the Members in connection with any Recapitalization shall be allocated to each Member pro rata based on its Percentage Interest and shall have the same voting, dividend and other rights, preferences and privileges.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION OF COMPANY

12.1 Dissolving Events. The Company shall be Liquidated and its affairs wound up in the manner hereinafter provided upon the happening of any of the following events:

(a) the determination of the Board of Managers by Unanimous Board Consent to Liquidate the Company; or

(b) any event which under applicable law would cause the Liquidation of the Company, provided that, unless required by applicable law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.

Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act shall not, in and of itself, cause the Liquidation of the Company. In such event, the remaining Member(s) may continue the business of the Company without Liquidation.

12.2 Dissolution and Winding-Up. Upon the Liquidation of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Board and the business of the Company shall be wound up. Within a reasonable time after the effective date of Liquidation, the Company’s assets shall be distributed in the following manner and order:

First, to creditors in satisfaction of indebtedness of the Company (other than any loans or advances that may have been made by any of the Members to the Company) and the expenses of Liquidation, in each case whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Board or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company’s expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);

Second, to the payment of any loans or advances, if any, that may have been made by any of the Members to the Company in the following order: (i) Default Loans, (ii) Cash Shortfall Loan, (iii) Additional Capital Loans, and (iv) any other loans or advances in order of their priority;

Third, to the Members in proportion to their respective Adjusted Capital Accounts as of the date of Liquidation, after giving effect to all contributions, distributions and allocations for all periods;

provided that no payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full; and provided, further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.

12.3 Distribution in Cash or in Kind. Upon the Liquidation of the Company, the Board shall use its commercially reasonable efforts to liquidate all of the Company’s assets in an orderly manner and apply the proceeds of such Liquidation as set forth in Section 12.2; provided, that if in the good faith judgment of the Board, a Company asset should not be liquidated, the Board shall cause the Company to allocate, on the basis of the fair market value (as determined by the Board) of any such Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members’ Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 12.2 as if such fair market value had been received in cash, subject to the priorities set forth in Section 12.2; and provided, further, that the Board shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the expenses, liabilities and other obligations referred to in Section 12.2.

12.4 Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Certificate of Formation has been canceled, all in accordance with the Delaware Act.

12.5 Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

12.6 Statements Upon Liquidation. By no later than one hundred twenty (120) days after the Liquidation and termination of the Company, each of the Members shall be furnished with statements similar, so far as may be practicable, to those described in Section 13.4, prepared by the certified public accountant for the Company, as of and for the period ending with the date of complete Liquidation.

ARTICLE XIII

BOOKS OF ACCOUNT, RECORDS AND REPORTS

13.1 Books and Records of the Company. Proper and complete records and books of account of the Company shall be kept or caused to be kept by the Company and an accountant selected by the Board, in which shall be entered fully and accurately all transactions and such other matters relating to the business of the Company as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character. The Company books and records shall be prepared on an accrual basis in accordance with GAAP. The Company’s income tax returns shall be filed on an accrual basis unless the Members shall determine otherwise (and if permitted under applicable Law). The books and records of the Company shall at all times be maintained at its principal place of business.

13.2 Reports. The Company shall (i) provide in a timely manner such financial reports and other operational information as are reasonably necessary for each Member to prepare financial statements required by the rules and regulations of the SEC, and (ii) maintain such systems, personnel and controls as are necessary so that each Member is able to satisfy its internal control, financial reporting and other compliance requirements, in each case, to the extent required by any Member in order to comply with the rules and regulations of the SEC, including Section 404 of the Sarbanes-Oxley Act of 2002, and relevant stock exchanges.

13.3 Tax Information to Members. Within ninety (90) days after the end of each Fiscal Year of the Company, the Company shall send to each Person who was or is a Member at any time during such Fiscal Year such tax information, including, without limitation, Federal Tax Schedule K-1, as shall be reasonably necessary for the preparation of such Member’s or former Member’s federal income tax return. This period shall be automatically extended by the period of any delay beyond the control of the Company, such as a delay resulting from the failure of a third party to provide required tax information to the Company in a timely manner.

13.4 Financial Information. The Company shall provide the following information to each Member:

(a) Annual Reports. As soon as practicable and in any event within thirty (30) days after the end of each fiscal year of the Company (which shall be based on News Corporation’s fiscal calendar), a consolidated balance sheet as of the end of such fiscal year, and a consolidated statement of operations, consolidated statement of Members’ equity, and a consolidated statement of cash flows of the Company and its Subsidiaries for such year, all prepared in accordance with generally accepted accounting principles and practices and audited by a nationally recognized independent registered public accounting firm, or in the event the

Company does not obtain such an audit, the Company shall cooperate with VeriSign and its Independent Registered Public Accounting Firm in performing such review or other audit procedures as are reasonably requested by VeriSign in order for VeriSign to prepare its audited consolidated financial statements;

(b) Quarterly Reports. As soon as practicable and in any event within five (5) business days after the end of each fiscal quarter close of the Company (which shall be based on News Corporation’s fiscal calendar) (except the last quarter of the Company’s fiscal year), an unaudited consolidated balance sheet as of the end of such fiscal quarter, and an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows of the Company and its Subsidiaries for such quarter;

(c) Monthly Reports. As soon as practicable and in any event within five (5) business days after the end of each fiscal month close (which shall be based on News Corporation’s fiscal calendar) (except the last month of the Company’s fiscal year), an unaudited consolidated balance sheet as of the end of such month and an unaudited consolidated statement of operations of the Company and its Subsidiaries for such month; and

(d) Annual Budget. Prior to the end of each fiscal year of the Company, an Annual Budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to such Member, within a reasonable time of its preparation, amendments to the Annual Budget, if any.

13.5 Inspection Rights. The Company shall permit each Member, at such Member’s expense, to visit and inspect, with such frequency as it has a reasonable purpose therefor, the Company’s properties, to examine and, if reasonably necessary to effectuate the purpose of such inspection, make copies of its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, and shall provide such other reasonable cooperation all at such reasonable times and upon reasonable written notice as may be requested by such Member, provided, that in no event shall any such inspection interfere with the normal business operations of the Company. In furtherance of the foregoing, the Company shall permit such inspections, including by each Member, representatives of its Independent Registered Public Accounting Firm and any other advisors necessary for a Member to complete any review or audit of such Member’s consolidated financial statements or any review or audit of the financial statements of a “significant subsidiary” of such Member or its Affiliates in order for such Member or its Affiliates to prepare quarterly or annual consolidated financial statements required under the applicable rules and regulations of the SEC. provisions of this Section 13.5 shall survive the termination of this Agreement so long as is necessary in order for VeriSign to comply with such rules and regulations of the SEC.

ARTICLE XIV

INDEMNIFICATION AND EXCULPATION

14.1 Indemnification; Exculpation.

(a) Generally. The Company shall, to the fullest extent permitted under the Delaware Act, as the same may be amended and supplemented from time to time, indemnify and advance expenses to (i) its Managers, officers, employees, controlling Persons and agents and

(ii) any Person who at the request of the Company is or was serving as a director, manager, officer, employee, controlling Person or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all expenses, liabilities, claims, demands and other matters whatsoever, subject to the provisions of this Section 14.1. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of securityholders or disinterested directors or managers or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a director, manager, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(b) Actions other than by or in the Right of the Company. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Manager, officer, employee, controlling Person or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee, controlling Person or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding so long as he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(c) Actions by or in the Right of the Company. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Manager, officer, employee, controlling Person or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee, controlling Person or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit so long as he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, and in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(d) Success on the Merits. To the extent that any Person referred to in Section 14.1(b) or Section 14.1(c) has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such subsections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(e) Specific Authorization. Any indemnification under Section 14.1(b) or Section 14.1(c) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of any Person described in said subsections is proper in the circumstances because he has met the applicable standard of conduct required by said Sections. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Managers who were not parties to such action, suit or proceeding, even if less than a quorum, (ii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion, or (iii) by affirmative vote of the Members holding a Majority Interest.

(f) Advance Payment. Expenses (including reasonable attorney’s fees) incurred by any Person referred to in Section 14.1(b) or Section 14.1(c) in defending any civil, criminal, administrative, or investigative action, suit or proceeding referred to in such subsections shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the Company as authorized in this Section 14.1.

(g) Insurance. The Company shall purchase and maintain insurance on behalf of any Person who is or was a Manager, officer, employee, controlling Person or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee, controlling Person or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 14.1.

(h) Intent of Section. The intent of this Section 14.1 is to provide for indemnification and advancement of expenses to the same extent that would apply under Section 145 of the DGCL as if the Company were a Delaware corporation, provided such indemnification also is permitted by Section 18-108 of the Delaware Act. To the extent that Section 145 of the DGCL or Section 18-108 of the Delaware Act or any successor section thereto may be amended or supplemented from time to time, this Article XIV shall be deemed amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law. Any amendment or supplement to Section 145 of the DGCL or Section 18-108 of the Delaware Act or any successor section thereto or to this Article XIV shall not adversely affect any right or protection of any Manager, officer, employee or agent of the Company with respect to acts or omissions of such Person occurring prior to such amendment or supplement.

(i) Exculpation of Managers. No Manager of the Company shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager except to the extent that exemption from liability or limitation thereof is not permitted under the laws of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Section 14.1 shall apply to or have any effect on the liability or alleged liability of any Manager of the Company for or with respect to any acts or omissions of such Manager occurring prior to such amendment, modification or repeal. If the applicable laws of the State of Delaware are amended after the date hereof to authorize action further eliminating or limiting the personal liability of managers, then the liability of a Manager of the Company shall be eliminated or limited to the fullest extent permitted by such laws, as so amended.

(j) Indemnification Agreements. The Company shall enter into indemnification agreements with its Managers providing for the indemnification described in Section 14.1(b) and Section 14.1(c) without further authorization under Section 14(e).

14.2 Exculpation and Indemnity of Members. A Member shall not be liable or accountable in damages or otherwise to the Company or the other Members for any act or omission done or omitted by it in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement on the part of the Member. The Company shall indemnify each Member against any loss, damage, judgment or claim incurred by or asserted against the Member (including reasonable attorneys’ fees incurred in the defense thereof) arising out of any act or omission of the Member in connection with the Company, unless such act or omission constitutes gross negligence, willful misconduct or a breach of this Agreement on the part of the Member.

14.3 Fiduciary Duty; Corporate Opportunity.

(a) The parties hereto acknowledge that the Managers are designees of the Members that appoint them, are acting as proxies for such Members with respect to the management of the Company, and do not have any duties (including fiduciary duties) to any other Member or the Company, and that any duties (including fiduciary duties) of a Manager to the Company or to any other Member that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable Law; provided that (i) the foregoing shall not eliminate the obligation of each Manager to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing. Notwithstanding anything to the contrary contained in this Agreement, each Member hereby acknowledges and agrees that each Manager, in determining whether or not to vote in support of or against any particular decision for which Board consent is required, may act in and consider the best interest of the Member who designated such Manager and shall not be required to act in or consider the best interests of the Company or the other Members or parties hereto. Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement shall be deemed to constitute any Manager or Member an agent or legal representative of any other Member or to create any fiduciary relationship for any purpose whatsoever, apart from such obligations between the members of a limited liability company as may be created by the Delaware Act. Except as otherwise expressly provided in this Agreement, a Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

(b) Except as provided in Section 11.1, to the fullest extent permitted by the Delaware Act and any other applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply with respect to any Member or Manager, and no Member or Manager, or any of their respective Affiliates, shall be obligated to present to the Company any particular investment or business opportunity, regardless of whether such investment or opportunity is of a character that the Company could take advantage of if it were presented to the Company, but instead such Member or Manager, or its respective Affiliate, shall have the right to pursue such opportunity independently and for its own account, and neither the Company nor any other Member shall have, by virtue of this Agreement, any rights or interests in or to such opportunity or the revenue derived therefrom.

14.4 Certain Expenses. All reasonable and necessary expenses incurred by the Board and officers of the Company in connection with the Company’s business shall be paid by the Company or reimbursed to the Board and such officers by the Company.

ARTICLE XV

ALLOCATIONS AND TAX MATTERS

15.1 Allocation of Profits and Losses.

(a) Allocation of Profits and Losses. After giving effect to the special allocations set forth in Section 15.1(b) and subject to Section 15.5, Profits and Losses of the Company shall be determined as of the end of each Fiscal Year and shall be allocated among the Members pro rata in proportion to their Percentage Interests.

(b) Regulatory Allocations. The following special allocations shall be made in the following order:

(i) Except as otherwise provided in Treas. Reg. § 1.704-2(f), notwithstanding any other provision of this Section 15.1(b), if there is a net decrease in Company Minimum Gain for any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and if necessary for succeeding Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treas. Reg. § 1.704-2(g). Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of Company income and gain to be allocated pursuant to this Section 15.1(b)(i) shall be determined in accordance with Treas. Reg. § 1.704-2(f)(6) and Treas. Reg. § 1.704-2(j)(2). The amount of Company Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(d). This Section 15.1(b)(i) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. § 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Except as otherwise provided in Treas. Reg. § 1.704-2(i)(4), notwithstanding any other provision of this Section 15.1(b) except Section 15.1(b)(i), if during any Fiscal Year there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member that has a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Treas. Reg. § 1.704-2(i)(5) shall be allocated items of Company income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain (determined in accordance with Treas. Reg. § 1.704-2(i)(4)). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of Company income and gain to be allocated pursuant to this Section 15.1(b)(ii) shall be determined in accordance with Treas. Reg. § 1.704-2(i)(4) and Treas. Reg. § 1.704-2(j)(2). The amount of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(i)(3). This Section 15.1(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that causes or increases a deficit in such Member’s Adjusted Capital Account Balance, items of Company income and gain entering into the computation of Profits and Losses shall be allocated to all such Members in an amount and manner sufficient to eliminate, to the extent required by Treas. Reg. § 1.704-1(b), the deficit Adjusted Capital Account Balance of such Member as quickly as possible, provided, however, that an allocation pursuant to this Section 15.1(b)(iii) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account Balance after all other allocations provided for in this Section 15.1 have been tentatively made as if this Section 15.1(b)(iii) were not in the Agreement. It is the intent of the Members that this Section 15.1(b)(iii) constitute a qualified income offset provision under Treas. Reg. § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) In the event that any Member has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (1) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (2) the amount such Member is deemed to be obligated to restore pursuant to the next to last sentences of Treas. Reg. §§ 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 15.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 15.1 have been made as if Section 15.1(b)(iii) and this Section 15.1(b)(iv) were not in the Agreement. It is the intent of the Members that this Section 15.1(b)(iv) constitute a gross income allocation and be interpreted to effectuate such intent.

(v) Company Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Percentage Interests.

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or 743(b) is required, pursuant to Treas. Reg. §§ 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treas. Reg. §§ 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Treas. Reg. §§ 1.704-1(b)(2)(iv)(m)(4) applies.

(vii) Member Nonrecourse Deductions for any Fiscal Year or other period attributable to a Member Nonrecourse Debt shall be specially allocated to the Member (or Members) that bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. § 1.704-2(i).

(viii) The allocations set forth in Sections 15.1(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) and Section 15.1(c) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 15.1(b)(viii). Therefore, notwithstanding any other provision of this Section 15 (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of the Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 15.1(a).

(c) Loss Limitation. Losses allocated pursuant to Section 15.1(a) hereof shall not exceed the maximum amount of Losses that can be allocated to a Member without creating or increasing a deficit in such Member’s Adjusted Capital Account Balance (“Adjusted Capital Account Deficit”) at the end of any Fiscal Year. Losses not allocated to a Member pursuant to the preceding sentence shall be specially allocated to the other Member(s) to whom the allocations of such Losses would not create or increase an Adjusted Capital Account Deficit pro rata in proportion to their Percentage Interests. If the allocation of Losses would create or increase a Capital Account Deficit for all Members, then this Section 15.1(c) shall not apply. Those Members who were specially allocated Losses pursuant to this Section 15.1(c) shall, as soon as possible, be specially allocated Profits of the Company in amount equal to the specially allocated Losses (and pro rated in proportion to the specially allocated Losses).

15.2 Tax Allocations. All items of income, gain, loss, and deduction, and all tax preferences, depreciation, accelerated cost recovery system deductions and investment interest and other tax items of the Company for each Fiscal Year (collectively referred to as “Company Tax Items”) shall be allocated for tax purposes to the Members in accordance with this Section 15.2.

(a) Except as provided in Section 15.2(b) and Section 15.2(c), Company Tax Items shall be allocated for tax purposes in accordance with the allocations of items of income, gain, loss, deduction, Company Nonrecourse Deductions, Member Nonrecourse Deductions, Profits, and Losses under Section 15.1. For purposes of the preceding sentence, an allocation to a Member of a share of Profits or Losses shall be treated as an allocation to such Member of the same share of each Company Tax Item that is taken into account in computing such Profits or Losses.

(b) Gain or loss upon sale or other disposition of any Property contributed to the Company or any depreciation, amortization, or other cost recovery deduction allowable with respect to the basis of Property contributed to the Company shall be allocated for tax purposes among the contributing and non-contributing Members so as to take into account the difference between the adjusted tax basis and the Gross Asset Value of the Property on the date of its contribution in accordance with Section 704(c) of the Code. In making allocations pursuant to the preceding sentence, the Tax Matters Member may apply any method or convention required or permitted by Section 704(c) of the Code, provided, however, that, with respect to Property contributed to the Company pursuant to the Formation Agreement, the Tax Matters Member shall elect to use the “traditional allocation method” under Treas. Reg. Sec. 1.704-3(b).

(c) Except as provided in Section 15.2(b), if there has been an adjustment to the Gross Asset Value of any Company Property pursuant to subparagraph (b) of the definition of “Gross Asset Value”, Company Tax Items with respect to such Property shall be allocated to the Members for tax purposes so as to take into account the difference between the adjusted tax basis of such Property and its Gross Asset Value in the same manner as variations between the adjusted tax basis and fair market value of Property contributed to the Company are taken into account in determining the Members’ allocations of Company Tax Items under Section 15.2(b). The allocations under this Section 15.2(c) are intended to comply with paragraphs (b)(2)(iv)(f)(4) and (b)(4)(i) of Treas. Reg. § 1.704-1 and shall be interpreted consistently with such regulation to effectuate such intent.

(d) To the extent consistent with the intent of the parties to this Agreement, accounting matters relating to allocations of Profits and Losses, Capital Accounts, and allocations of items of federal income tax significance shall be handled in such a way that the allocations of items of federal income tax significance will have substantial economic effect or will otherwise be respected for federal income tax purposes.

15.3 Other Allocation Rules.

(a) All other items that must be allocated to the Members shall be allocated to the Members in accordance with the allocation of Profits and Losses as provided in Section 15.1.

(b) The Members are aware of the income tax consequences of the allocations made by this Section 15 and hereby agree to be bound by the provisions of this Section 15 in reporting their shares of Company income and loss for income tax purposes.

(c) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treas. Reg. § 1.752-3(a)(3), the Members’ interests in Company profits are in proportion to their Percentage Interests.

15.4 Allocation Savings Provision. The allocation method set forth in this Section 15 is intended to allocate Profits and Losses to the Members for federal income tax purposes in accordance with their economic interests in the Company while complying with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If in the opinion of the Board, the allocation of Profits or Losses pursuant to the provisions of this Section 15 shall not (i) satisfy the requirements of Code Section 704(b) or the Treasury Regulations thereunder,

(ii) comply with any other provisions of the Code or Treasury Regulations or (iii) properly take into account any expenditure made by the Company or Transfer of a Company Interest, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 15, Profits and Losses shall be allocated in such manner as the Board determines to be required so as to reflect properly (i), (ii) or (iii), as the case may be; provided, however, that any change in the method of allocating Profits or Losses shall not materially alter the economic agreement between the Members.

15.5 Members’ Varying Interests. In the event of any changes in any Member’s Percentage Interest during the Fiscal Year, then for purposes of this Section 15, Company Tax Items shall be determined and allocated by an interim closing of the Company’s books method which satisfies Code Section 706(d), unless the Board selects another method of determining the varying interests of the Members during the Fiscal Year which satisfies Code Section 706(d). Distributions and allocations in respect to Transferred Company Interests shall be subject to the provisions of Section 10.4.

15.6 Tax Elections.

(a) In the event of a Transfer of all or part of a Company Interest by sale or exchange, upon request of the transferee Member (or in other circumstances as the Members may agree), the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s Property with respect to such Member; provided, however, that the transferee Member shall bear all costs incurred by the Company as a result of the election. Any tax items or aspects attributable to the aforesaid adjustments to basis (whether consisting of additional depreciation deductions or a reduction of gain on sale or otherwise) shall be allocated solely to the transferee Member. Each Member shall, at its own expense, within thirty (30) days of request from the Company, furnish to the Company such information as is reasonably necessary to accomplish the adjustments in basis provided for under the Section 754 election.

(b) The Tax Matters Member shall, in consultation with each of the Members, cause the Company to make or revoke all other tax elections provided for under the Code. Each Member who Transfers all or any portion of its Company Interest shall furnish the Company with all information required to enable the Company to fulfill any federal income tax reporting requirements imposed with respect to such Transfer.

15.7 Tax Matters Member.

(a) The Fox Member shall be the Company’s “tax matters partner,” as provided in the Treasury Regulations under Code Section 6231 (the “Tax Matters Member”), unless and until removed and replaced by the Members, and as such shall perform the duties as are required or appropriate thereunder. Each Member by its execution of this Agreement consents to the designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Tax Matters Member shall have all the powers and duties assigned to the “tax matters partner” under Code Sections 6221 through 6232 and the Treasury Regulations thereunder, and shall have the authority to act, elect, report, and exercise its discretion with respect to all federal, state, and local tax matters relating to the Company.

(c) Notwithstanding Section 15.7(b),

(i) the Tax Matters Member is not authorized to take any action that is left to the determination of an individual Member under Code Sections 6222 through 6231;

(ii) the Tax Matters Member may not finally settle or otherwise dispose of any audit or administrative or judicial proceeding relating to tax items of the Company that would bind any Member without the approval of such Member, which approval shall not be unreasonably withheld or delayed;

(iii) the Members shall have the right to participate in any audit or administrative or judicial proceeding relating to the Company; and

(iv) the Tax Matters Member shall not take any of the following actions without prior written consent of the VeriSign Member (which consent shall not be unreasonably withheld or delayed):

(A) agree to extend any statute of limitations with respect to the Company under Code Section 6229;

(B) file a request for administrative adjustment (including a request for substituted return treatment) under Code Section 6227;

(C) file a petition for judicial review, or any appeal with respect to any judicial determination, under Code Section 6226 or Code Section 6228;

(D) consent to be bound by a settlement reflected in a decision of a court; or

(E) enter into any tax settlement agreement affecting the Company.

(d) The Tax Matters Member shall, at the expense, and on behalf, of the Company, cause to be prepared and filed all tax returns (including amended returns) required to be filed by the Company pursuant to Section 15.8.

(e) The Tax Matters Member shall promptly furnish the appropriate executive officers of the Company, the name and address of each Member and any other required information and shall arrange for and cause to be taken such actions as may be necessary to cause each other Member to become a “Notice Member” within the meaning of Code Section 6223(a) and shall provide similar information to any foreign or state tax authority if and to the extent required or permitted so as to provide similar benefits to the other Members under any provision of foreign or state law or with respect to the administrative practice of any such tax authority. The Tax Matters Member shall arrange for and cause to be delivered to each other Member notice of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof within ten (10) Business Days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity.

(f) The Tax Matters Member shall be entitled to be reimbursed by the Company for all costs and expenses incurred by it in connection with any administrative or judicial proceeding affecting tax matters of the Company and the Members in their capacity as such and to be indemnified by the Company (solely out of Company assets) with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding.

(g) Any Member who enters into a settlement agreement with respect to any Company item shall notify the Tax Matters Member of such settlement agreement and its terms within ten (10) days after the date of settlement.

(h) Prior to the Tax Matters Member or the Board taking any discretionary action under Sections 15.2, 15.4, 15.5 or 15.6 or determining Gross Asset Value under subsections (b) and (c) of the definition thereof in Section 1.1(a), the Tax Matters Member, shall consult with and obtain the consent of the VeriSign Member prior to taking any such action or making any such determination.

15.8 Tax Returns. The Tax Matters Member shall cause income and other required federal, state and local tax returns for the Company to be prepared and to be timely filed with the appropriate authorities making such elections as are directed by the Board. The Tax Matters Member shall submit such returns to the other Member(s) as soon as reasonably practicable prior to the respective due dates of such returns for review and approval, which approval shall not be unreasonably withheld or delayed. The Tax Matters Member shall use reasonable efforts to distribute all necessary tax information to each Member as soon as practicable after the end of each Fiscal Year but not later than three months after the end of each Fiscal Year.

ARTICLE XVI

MISCELLANEOUS

16.1 Notices. Except as otherwise provided in this Agreement, all notices under this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient and if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written confirmation verification of receipt. Notices shall be addressed as follows or to such other address as the recipient may specify by written notice to the Company and the Members:

If to the Company, to:

U.S. Mobile Holdings, LLC

345 North Maple Drive, Suite 353

Beverly Hills, California 90210

Attention: Chief Executive Officer

Phone: (310) 598-4880

Fax: (310) 598-4882

If to a Member, to such Member at the address listed for such Member on Schedule A.

16.2 Certificates Evidencing Interests. The Company shall not issue certificates to Members representing their Units in the Company.

16.3 Amendments. This Agreement may be amended, modified or supplemented by written agreement of each of the Members.

16.4 Further Assurances. Each Member agrees to execute and acknowledge all documents and writings reasonably necessary to carry out the full intent and purpose of this Agreement.

16.5 Successors and Assigns. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

16.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving regard to the conflict of laws provisions thereof.

16.7 Consent to Jurisdiction.

(a) This Agreement and the duties and obligations of the parties hereto shall be enforceable against each party in the United States District Court for the District of Delaware or any Delaware state court sitting in Wilmington, Delaware. For such purpose, each party hereby irrevocably submits to the exclusive jurisdiction of such courts, and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.

(b) THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of this Agreement, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an action, this Agreement may be filed as a written consent to trial by a court.

(c) The parties hereby irrevocably agree that a final judgment of any of the courts specified in Section 16.7(a) in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.8 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

16.9 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase or word to Persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

16.10 Publicity. Except as may be required by law or stock exchange rule, neither the Company nor any Member shall, without the prior written consent of the other parties hereto, advertise, issue any press release or otherwise publicize the fact that the parties have entered into this Agreement. The parties agree that VeriSign will file the Formation Agreement and this Agreement as an exhibit to a periodic report to be filed with the; provided, however, that VeriSign shall use reasonable efforts to obtain confidential treatment of any information in this Agreement reasonably designated by the Fox Member as confidential subject to compliance with the SEC staff’s policies on requests for confidential treatment.

16.11 Extension; Waiver.

(a) The parties, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of another party, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(b) No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

16.12 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein shall be considered an election of remedies.

16.13 Expenses. Except as expressly provided in this Agreement or the Formation Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense.

16.14 Entire Agreement; Construction. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

16.15 Counterparts; Electronic Signatures.

(a) This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b) Notwithstanding the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or any other Law relating to or enabling the creation, execution, delivery or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Agreement or any other document contemplated hereby (including any amendment or other change hereto or thereto) unless and until such party shall have executed this Agreement or such other document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other document.

(c) Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

16.16 Third Parties. Except as set forth in Article XIV and Section 15.1, the agreements, covenants and representations contained herein are for the benefit of the Company and the Members hereto and are not for the benefit of any third parties including any creditors of the Company.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

Fox Member:

FOX US MOBILE HOLDINGS, INC.

By:	/s/ JAMIE SAMSON
Name:	Jamie Samson
Title:	Senior Vice President

VeriSign Member:

VERISIGN U.S. HOLDINGS, INC.

By:	/s/ JEFFREY BERGMANN
Name:	Jeffrey Bergmann
Title:	Treasurer

Company:

US MOBILE HOLDINGS, LLC

By:	/s/ LUCY HOOD
Name:	Lucy Hood
Title:	Chief Executive Officer

News:

NEWS CORPORATION

By:	/s/ MICHAEL BUNDER
Name:	Michael Bunder
Title:	Senior Vice President and
Deputy General Counsel

VeriSign:

VERISIGN, INC.

By:	/s/ STRATTON SCLAVOS
Name:	Stratton Sclavos
Title:	President and Chief Executive Officer

SCHEDULE A

MEMBERS OF U.S. MOBILE HOLDINGS, LLC

Members Names and Addresses	Initial Capital Contribution	Percentage Interest	Number of Units
Fox Mobile Holdings, Inc.	[***]	51%	[***]
VeriSign LLC Holdings, Inc.	[***]	49%	[***]

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.